As filed with the Securities and Exchange Commission on November 30, 2015.

Registration No. 333-205590

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nuveen Diversified Commodity Fund*

(Exact name of registrant as specified in its charter)

Delaware	20-6750075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

333 West Wacker Drive, Suite 3300

Chicago, Illinois 60606

(Address of principal executive offices)

(877) 827-5920

(Registrant’s telephone number, including area code)

William Adams IV

Nuveen Commodities Asset Management, LLC

President

333 West Wacker Drive

Chicago, Illinois 60606

(877) 827-5920

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

J. Craig Walker, Esq.

David P. Glatz, Esq.

K&L Gates LLP

70 West Madison Street

Chicago, Illinois 60602

(312) 372-1121

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

*	Prior to the effectiveness of this Registration Statement, Registrant’s name will be changed to Nuveen Gresham Diversified Commodity ETF.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Units of Beneficial Interest	4,108,463.43	$12.17[1]	$50,000,000	$5,810[1]

1	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act, based upon a net asset value per Share of $12.17 as of July 8, 2015. A registration fee of $5,810 has been previously paid with respect to the registration of 4,108,463.43 Common Units of Beneficial Interest.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted. The description of the Fund set forth in this prospectus assumes that the conversion of the Fund into an exchange-traded fund (ETF) has occurred and that the Fund has changed its name from Nuveen Diversified Commodity Fund to Nuveen Gresham Diversified Commodity ETF. The conversion and name change have not yet occurred, but will occur prior to the effectiveness of the Registration Statement of which this prospectus is a part.

Subject to Completion

Preliminary Prospectus dated                                         , 2015

PROSPECTUS

Nuveen Gresham Diversified Commodity ETF

             Shares

The Nuveen Gresham Diversified Commodity ETF (formerly, the Nuveen Diversified Commodity Fund) (the “Fund”) is an actively managed exchange-traded fund (“ETF”) that invests in (i) exchange-traded futures contracts and forward contracts traded on the London Metal Exchange having various expiration dates on commodities in the principal groups of the commodities markets, and (ii) collateral assets consisting of U.S. government securities and other short-term, high grade fixed income securities and cash equivalents that serve to collateralize the Fund’s futures contracts. The Fund selects futures contracts for investment using a proprietary, rules-based long-biased investment strategy developed by Gresham Investment Management LLC (“Gresham”). Gresham maintains a long bias but will analyze historical price trends and momentum of commodities to determine whether the Fund’s position in a particular futures contract should be held at certain target weightings or reduced.

The Fund’s investment objective is to generate attractive total returns. The Fund seeks to obtain returns over time that generally match (before fees and other expenses) those of the Gresham Adaptive Commodity Index (the “Index”), a total return index developed and maintained by Gresham currently representing a hypothetical portfolio of futures contracts related to approximately 30 commodities across the six principal groups within the commodities markets. Gresham selects futures positions for the Fund’s portfolio so that the number and weight of the Fund’s futures contracts generally match those of the Index. Gresham uses its investment discretion to select, weight and replace expiring futures contracts in the Fund’s portfolio with more distant contracts (commonly referred to as “rolling”) in seeking to obtain returns for the Fund.

The Fund is a Delaware statutory trust that issues units of fractional undivided beneficial interest in and ownership of the Fund (“Shares”). The Fund’s Shares currently are listed on NYSE MKT under the trading or “ticker” symbol “CFD,” and the Fund intends to apply for listing on NYSE Arca, Inc. (“NYSE Arca”) under the same ticker symbol. The Fund is a commodity pool, as defined in the Commodity Exchange Act and the applicable regulations of the Commodity Futures Trading Commission, or “CFTC.” Nuveen Commodities Asset Management, LLC is the manager of the Fund and serves as its commodity pool operator. Gresham, through one of its divisions, is responsible for the Fund’s commodity investments. Gresham is an affiliate of the manager. Nuveen Asset Management, LLC, also an affiliate of the manager, is responsible for managing the Fund’s collateral assets. The Fund is not an investment company registered under the Investment Company Act of 1940, as amended.

Investing in Shares of the Fund involves significant risks. See “Risk Factors” starting on page 17.

•	The Shares are subject to investment risk. You could lose all or substantially all of your investment in the Shares.

•	The Fund may not be able to achieve its investment objective.

•	Past performance of the Index or the Fund is not necessarily indicative of future results of the Index or the Shares.

•	Investments in commodities have a high degree of price variability and are subject to rapid and substantial price changes.

The Fund intends to offer Shares on a continuous basis. The Fund will issue and redeem Shares only in one or more blocks of 50,000 Shares called “Baskets.” Except when aggregated in Baskets, the Shares are not redeemable securities. Only institutions that enter into agreements with the Fund to become “Authorized Participants” may purchase or redeem Shares, in exchange for cash equal to the aggregate net asset value (“NAV”) of the Shares being purchased or redeemed. Shareholders who are not Authorized Participants have no right to purchase or redeem their Shares directly from or to the Fund. To liquidate their investment in the Shares, shareholders who are not Authorized Participants generally must sell their Shares in the secondary market, assuming that demand for their Shares exists. The price obtained by shareholders for their Shares in such transactions may be less than the NAV of those Shares.

Authorized Participants may offer to the public, from time to time, Shares from any Baskets at a per-Share offering price that will vary depending on, among other factors, the trading price of the Shares on the NYSE MKT (or NYSE Arca, upon conversion to that exchange), the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the manager or any of their affiliates any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

The Fund qualifies as an “emerging growth company” as defined under the Jumpstart Our Business Startups Act. “Emerging growth company” does not mean that the Fund is a “growth” type of investment vehicle or that it will utilize a “growth” investment strategy.

THE FUND IS NOT A MUTUAL FUND, A CLOSED-END FUND, OR ANY OTHER TYPE OF “INVESTMENT COMPANY” WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION NOR AFFORDED THE PROTECTIONS THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities described in this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Securities and Exchange Commission and the Commodity Futures Trading Commission have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of any of Nuveen Commodities Asset Management, LLC, Gresham Investment Management LLC, Nuveen Asset Management, LLC, or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                                         , 2015.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 14 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 13.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 17.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

OTHER REGULATORY NOTICES

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C. THE FUND ALSO FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0330 FOR FURTHER INFORMATION. THE FILINGS OF THE FUND ARE POSTED AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE FUND HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY UPON IT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

THE BOOKS AND RECORDS OF THE FUND ARE MAINTAINED AT THE OFFICES OF NUVEEN COMMODITIES ASSET MANAGEMENT, LLC, OR ITS ADMINISTRATIVE AGENTS AND WILL OTHERWISE BE MAINTAINED IN ACCORDANCE WITH THE RULES OF THE COMMODITY FUTURES TRADING COMMISSION.

INVESTORS SHOULD BE AWARE THAT THEY WILL RECEIVE A SCHEDULE K-1 REPORTING THEIR ALLOCABLE PORTION OF TAX ITEMS OF THE FUND.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN SELLING TO THE PUBLIC SHARES PURCHASED FROM THE FUND. SEE “PLAN OF DISTRIBUTION.”

i

ii

PROSPECTUS SUMMARY

This is only a summary of the material information contained in this prospectus. It does not contain all of the information that may be important to you. You should carefully review the entire prospectus, including the information incorporated by reference in this prospectus, before deciding to invest in Shares of the Fund. Please see the section “Incorporation by Reference of Certain Documents” on page 15 for information on how you can obtain the information that is incorporated by reference in this prospectus. This prospectus is dated                                         , 2015.

The Fund	Nuveen Gresham Diversified Commodity ETF (the “Fund”) was organized as a Delaware statutory trust on December 7, 2005, and, following its initial public offering, commenced its investment activities on September 30, 2010. The Fund is an exchange-traded fund (“ETF”) that operates as a “commodity pool,” as defined in the Commodity Exchange Act, as amended (the “CEA”), and the regulations of the Commodity Futures Trading Commission (the “CFTC”). Prior to , the Fund was named the “Nuveen Diversified Commodity Fund” and operated as a closed-end commodity pool.

The Fund issues common units of beneficial interest (“Shares”), which represent units of fractional undivided beneficial interest in, and ownership of, the net assets of the Fund. The Fund operates pursuant to a Third Amended and Restated Trust Agreement (“Trust Agreement”), which is described under “Trust Agreement.” The Fund is managed by Nuveen Commodities Asset Management, LLC (“NCAM” or the “manager”), a limited liability company that is registered as a commodity pool operator (“CPO”) with the CFTC. Gresham Investment Management LLC (“Gresham LLC”), acting through its Near Term Active division (“Gresham NTA”), is the Fund’s commodity subadviser and is referred to in this prospectus in that capacity as “Gresham” or the “commodity subadviser.” Nuveen Asset Management, LLC (“Nuveen Asset Management” or the “collateral subadviser”) is the Fund’s collateral subadviser. The commodity subadviser and collateral subadviser have both served in the same capacity since the Fund’s initial public offering and are sometimes together referred to herein as the “subadvisers.” The Fund is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The principal offices of the Fund and the manager are each located at 333 West Wacker Drive, Chicago, Illinois 60606. The main telephone number of the Fund and the manager is (312) 917-7700. Information about the Fund also can be obtained by calling (877) 827-5920 or visiting the Fund’s website at http://www.nuveen.com/CommodityInvestments.

Listing	Shares of the Fund currently are listed on NYSE MKT under the trading or “ticker” symbol “CFD.” The Fund intends to apply to list the Shares on NYSE Arca.

Break-Even Threshold	In order for a hypothetical investment in the Fund to “break even” over the first 12 months, assuming a purchase price of $10.78 per Share (the Fund’s net asset value per Share as of September 30, 2015), the Fund would have to generate an annual return of 0.94% or $0.10 per Share. See “Break-Even Analysis.”

Investment Objective; Principal

Investments and Strategy	Investment Objective. The Fund’s investment objective is to generate attractive total returns. The Fund seeks to achieve that objective through use of a long-biased commodity investment strategy, whereby the Fund invests in long positions according to a rules-based methodology in a diverse portfolio of exchange-traded commodity futures contracts that provide exposure to the global commodity markets while seeking to obtain returns that over time generally match (before fees and other expenses) those of the Gresham Adaptive Commodity Index (the “Index”).

By maintaining a long-bias, the Fund seeks to benefit from rising commodity markets while affording the flexibility to reduce its exposure to certain individual commodities when that may be appropriate. In accordance with the Fund’s “long-biased” commodity investment strategy, Gresham will manage the Fund’s commodity portfolio so that at all times the Fund will hold long positions in any of the principal groups of the commodities markets but the aggregate notional exposure of the Fund’s long positions may be less than the net asset value of the Fund. Gresham’s decision as to whether the Fund should maintain its long exposure to a particular commodity futures contract at current target weightings or reduce its exposure to individual commodities will be based on a rules-based methodology.

Principal Investments. Under normal market conditions, the Fund’s principal investments include (i) exchange-traded futures contracts and forward contracts traded on the London Metal Exchange (“LME”) (which, unlike many forward contracts that are traded over-the-counter, list and trade on the LME and therefore operate substantially in the same manner as futures contracts) having various expiration dates on commodities in the principal groups of the commodities markets (these futures and forward contracts are, collectively, referred to as “Commodity Futures”), and (ii) collateral assets consisting of U.S. government securities and other short-term, high grade fixed income securities and cash equivalents (“Collateral”), some of which are maintained on deposit with the Fund’s commodity broker as margin, to collateralize the Fund’s positions in the Commodity Futures.

A Commodity Futures contract reflects the expected future value of an underlying commodity on which the contract is based. Pursuant to such contract, one party agrees to buy, and the other to sell, a set amount of the reference asset (or a cash equivalent) at a pre-determined price (the “spot price”) on a pre-determined future date (the “expiration date”). As the expiration date for any given Commodity Futures contract draws closer, the commodity subadviser will roll that contract, prior to its expiration, on an ongoing basis, so as to ensure that the Fund maintains a fully invested position in such Commodity Futures contract.

The Fund’s Commodity Futures investments will, at all times, be fully collateralized (i.e., the “notional value”—the value of the underlying commodity at the contract’s spot price—of the Fund’s commodity exposure will not exceed the market value of the Fund’s net assets). Approximately 10-25% of the Fund’s net assets are committed as “initial” and “variation” margin to secure the futures contract positions. These assets are held in a commodity futures account maintained by SG Americas Securities, LLC (“SG”), the Fund’s clearing broker, which serves as a futures commission merchant and broker-dealer registered with the CFTC and the SEC.

The remaining collateral (approximately 75-90% of the Fund’s net assets) is held in a separate collateral investment account managed by Nuveen Asset Management. Those assets include U.S. government securities and other short-term, high grade fixed income securities and cash equivalents, and also may include money market funds and bank money market accounts invested in U.S. government securities and repurchase agreements collateralized with U.S. government securities. The Fund’s Collateral (other than U.S. government securities) shall be rated at the applicable highest short-term or long-term debt or deposit rating or money market fund rating as determined by at least one nationally recognized statistical rating organization (“NRSRO”) or, if unrated, shall be judged by Nuveen Asset Management to be of comparable quality.

Principal Strategy. The Fund employs an actively managed, fully collateralized and rules-based long-biased commodity investment strategy. In doing so, the Fund invests in a diverse portfolio of exchange-traded Commodity Futures with an aggregate notional value substantially equal to the net assets of the Fund. The Fund makes investments in Commodity Futures in the six principal groups within the global commodities markets:

•	agriculture;

•	energy;

•	foods & fibers;

•	industrial metals;

•	livestock; and

•	precious metals.

To provide diversification, the Fund currently invests in Commodity Futures related to approximately 30 commodities; its rules-based strategy limits the weight of any individual Commodity Futures contract and also limits the allocations to the largest two commodity groups (currently agriculture and energy) to allow for higher allocations to the smaller commodity groups.

As part of the Fund’s long-biased commodity investment strategy, each Commodity Futures contract either is maintained with its assigned target weighting or its exposure is reduced by half.

Gresham employs a “rolling” strategy for the Fund. In such a strategy, as futures contracts near expiration, a fund’s manager replaces (or “rolls”) the contract with a similar one having a later expiration date. If the price of futures contracts with expiration dates in the near term generally is lower than the price of futures contracts with more distant expiration dates, the result is a cost to replace the near-term contract with the long-term contract (a “roll cost”). If the opposite is true, the result is a gain to roll the contract (a “roll yield”).

The Fund is not restricted to rolling its Commodity Futures on predetermined business days. Instead, Gresham may exercise discretion in determining the Fund’s exposure to certain Commodity Futures and the timing and implementation of the Fund’s investment in Commodity Futures, as well as when to roll a given Commodity Futures contract, to seek to benefit from trading on commodity price momentum. Gresham may elect to roll contracts on dates other than those on which other indices generally roll to seek to benefit from more attractive pricing on those alternative dates. Gresham’s active approach to implementation and trading is opportunistic and is intended to minimize market impact and avoid market congestion during certain days of the trading month.

Although Gresham may exercise discretion, typically the Fund expects to follow certain rules pertaining to eligible commodities, weights, diversification, rebalancing, and annual reconstitution that are the same as those for the Index to minimize the divergence between the price behavior of the Fund’s Commodity Futures portfolio and the price behavior of the Index (such divergence is referred to as “tracking error”). As such, the Fund’s investment results, before the deduction of fees and other expenses, are expected generally to correspond to the changes, positive or negative, in the levels of the Index over time.

Although the Fund generally seeks to track the performance of the Index (before fees and expenses), the Fund is actively managed and therefore is not obligated to always invest in the components of the Index. From time to time, Gresham may invest in different Commodity Futures with differing expiration dates and terms. Such variations are market-driven and opportunistic, and are designed to improve the Fund’s profitability and reduce the potential for losses. Additionally, the Fund may deviate from its investment objective and policies temporarily during adverse market circumstances.

The market prices of the Shares generally should fluctuate in relation to changes in net asset value (“NAV”); it is anticipated that the difference between these two valuations will be minimal. However, the manager cannot predict whether the Shares will trade below, at or above their NAV.

Index	The Index is a proprietary index that was developed by Gresham’s senior management team. The Index methodology for commodity selection and target weight calculation is based on the established methodology innovated in 1987 and refined by Gresham in their Tangible Asset Program® (“TAP”).

Annual rebalancing for Gresham’s TAP strategy follows a systematic, disciplined approach to establishing new target weights for commodities in the portfolio and encompasses a diverse mix of tangible Commodity Futures. TAP currently allocates to Commodity Futures relating to approximately 30 different commodities. TAP scales its positions according to rankings of individual commodities based on three factors: (i) historical global production; (ii) historical global trade; and (iii) historical contract liquidity. The TAP strategy employs portfolio construction constraints that seek liquidity, a robust and fair regulatory framework, avoidance of foreign exchange risk, and transparency, as it trades only in markets where exchange settlements are publicly disseminated. In order to ensure a high level of diversification within TAP at each annual rebalance, the largest commodity group currently may not represent more than 35% of the portfolio, the second largest group may not represent more than 25% of the portfolio, and the smallest commodity group may not represent less than 7% of the portfolio.

By maintaining a long-bias, the Index seeks to benefit from rising commodity markets while still affording flexibility to reduce exposure by half of the target weighting to certain individual commodities when that may be appropriate. When commodities prices demonstrate negative price trends, the Index will reduce its exposure by half of the target weighting (but not to zero) to that individual commodity market.

Whether an Index position will be held at the target weighting or reduced by half of the target weighting is determined on the fourth business day of the month, by comparing the price of each commodity with its six-month simple moving average. If the price of a commodity is higher than its six-month simple moving average, the commodity is held at its target weight; conversely, if the price is below the six-month simple moving average, the commodity weight will be reduced by half.

The Index is rebalanced once annually on the fifth business day of February. The selection and weighting of the Index’s components are determined and published on the sixth business day preceding the end of January each year. Between rebalance dates, the weights vary based on the performance of the individual Index commodity contract positions. At the close of the fourth business day of each month, the weighting of each commodity in the Index is determined based on historical price trends. On a monthly basis on the fifth business day of the month, the Index rolling period occurs and changes in weightings are implemented. Information about the Index can be found on the website at , which is publicly available at no charge.

Advantages of Investing in the Shares	Some advantages of investing in the Fund’s Shares include:

•

Ease and Flexibility of Investment.    The Shares currently trade on the NYSE MKT (and the Fund intends to apply for listing on NYSE Arca) and provide institutional and retail investors with access to commodity futures markets. The Shares may be bought and sold on the NYSE MKT like other exchange-listed securities. Retail investors may purchase and sell Shares through brokerage accounts.

•	Diversification. The Shares may help to diversify a portfolio because historically the Index has tended to exhibit low to negative correlation with both equities and bonds.

•	Margin. Shares generally should be eligible for margin accounts.

•

Transparency.    The Shares provide a more direct investment in commodity futures than do ETFs or mutual funds that invest in offshore subsidiaries or commodity-linked instruments, which may have implicit imbedded costs, credit risk and other potentially opaque features.

•

Tax Advantages of Commodity Futures Contracts. Commodity Futures contracts are considered tax-advantaged because (excluding forward contracts on the LME, which are not considered Section 1256 Contracts) they typically produce 60% long-term and 40% short-term treatment of capital gain/loss under Section 1256 of the Internal Revenue Code, regardless of holding period.

Risk Considerations	An investment in the Fund involves several risk considerations, including that the Fund may not be able to achieve its investment objective. The summary risk factors set forth below are merely intended to highlight certain risks of the Fund. A more complete discussion of these and other risks appears beginning on page 17 under “Risk Factors.”

•	Commodities markets have historically been volatile.

•	Past performance history of the Index or the Fund is not necessarily indicative of future results of the Index or the performance of the Shares.

•

The Fund has implemented certain changes to its strategy in connection with its conversion to an ETF structure. The Fund’s performance history is based on a period prior to such changes, and it has no history using the current investment strategy.

•	There can be no assurance that the Fund will achieve profits or avoid losses, significant or otherwise.

•	The Fund may reduce exposure to commodities by half of the target weighting in accordance with signals derived from a

“momentum style” of investing. Use of a momentum style of investing is subject to the risk that selected investments may be more volatile than the markets as a whole. Momentum can turn quickly, and instruments that previously exhibited high momentum may not experience continued negative momentum causing the Fund to lose out on certain gains because it reduced its exposure to certain commodity positions.

•	The Fund is actively managed and, therefore, its return will not match the performance of the Index, due to the Fund’s fees and expenses as well as any potential tracking error.

•

The CFTC and/or commodity exchange rules impose speculative position limits on market participants trading in several commodities included in the Index. Because the Fund is subject to position limits, the Fund’s ability to issue new Baskets (as defined below) may be impaired or limited to the extent that this activity would cause the Fund to exceed its applicable position limits. Limiting the size of the Fund to stay within these position limits may affect the correlation between the price of the Shares, as traded on a secondary market securities exchange, and the NAV of the Fund. This could result in Shares trading at a premium or discount to NAV of the Fund.

•	The Fund is subject to the fees and expenses described herein (in addition to the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares).

•

Investors in the Shares will annually receive an IRS Schedule K-1, which reports their allocable share of the Fund’s items of income, gain, loss and deduction. Tax information reporting on Schedule K-1 may be somewhat more complex than comparable reporting on IRS Form 1099. There are additional income tax risks associated with an investment in the Fund.

•	The market price for Shares could differ from NAV.

Creation and Redemption of Baskets of Shares	The Fund may only issue Shares to or redeem them from Authorized Participants (as defined below) in blocks of 50,000 Shares called “Baskets.” Such Baskets are issued to Authorized Participants in exchange for cash equal to the total value of the Commodity Futures and Collateral that comprise one Basket (“Basket Amount”). Similarly, an Authorized Participant is entitled to receive the corresponding Basket Amount in exchange for each Basket surrendered for redemption. Except when aggregated in Baskets, Shares are not redeemable securities.

Authorized Participants may offer to the public, from time to time, Shares from any Baskets they purchase from the Fund. Shares offered to the public by the Authorized Participants are offered at a per-share offering price that varies depending on, among other factors, the trading price of the Shares on an exchange, the NAV and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants do not receive from the Fund, the manager or any of their affiliates any fee or other compensation in connection with their sale of Shares to the public. Any Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission- or fee-based brokerage accounts.

The value of the assets to be included in the Basket Amount for creations and redemptions is determined at the end of each Business Day. Information relating to the Basket Amounts and the assets constituting such Basket Amount is published by the Fund on each Business Day after it has calculated the NAV of the Fund for such Business Day at 4:00 p.m. (New York time). See “Creation and Redemption of Fund Shares” for more details.

Authorized Participants	An Authorized Participant must (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution exempt from such registration, and (2) be a Depository Trust Company (“DTC”) participant.

Purchase and Sale of Shares in Secondary Markets	As indicated above, Baskets may be created or redeemed only by Authorized Participants. It is expected that Baskets will be created when there is sufficient demand for Shares such that the market price per share is at a premium to the NAV per share. Authorized Participants will then sell such Shares, which currently trade on NYSE MKT (and for which the Fund intends to apply for listing on NYSE Arca), to the public at prices that are expected to reflect, among other factors, the trading price of the Shares on such exchange and the supply of and demand for Shares at the time of sale and that are expected to fall between NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per share is at a discount to the NAV per share.

Investors may use the indicative intra-day value per share to determine if they want to purchase Shares in the secondary market. The indicative intra-day value per share is based on the prior day’s final NAV, and is adjusted four times per minute throughout the day to reflect the continuous price changes of the Fund’s assets to provide an updated estimated NAV per share. Investors may purchase and sell Shares through traditional brokerage accounts, which may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Manager and Subadvisers	Manager. NCAM is a wholly-owned subsidiary of Nuveen Investments, Inc. (“Nuveen Investments”), which is a wholly-owned subsidiary of TIAA-CREF, a national financial services organization. NCAM is the manager and CPO of the Fund and is responsible for determining the Fund’s overall investment strategy and its implementation. NCAM is also a member of the National Futures Association (“NFA”). Founded in 1898, Nuveen Investments and its affiliates had approximately $223 billion of assets under management as of September 30, 2015.

Commodity Subadviser. Gresham LLC, an affiliate of the manager, manages the Fund’s commodity futures investment strategy. Gresham LLC is registered with the CFTC as a commodity trading advisor (“CTA”) and a CPO and is a member of the NFA. Gresham LLC also is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser. As of September 30, 2015, Gresham LLC had approximately $9.2 billion of client assets under management. Gresham LLC’s senior management team has extensive experience in overall supervision of commodities portfolio management and trading operations.

Collateral Subadviser. Nuveen Asset Management, an affiliate of the manager and an indirect wholly-owned subsidiary of Nuveen Investments, manages the Fund’s collateral. Nuveen Asset Management is registered with the SEC as an investment adviser and, as of September 30, 2015, had over $138 billion of assets under management.

Fees	The Fund has agreed to pay the manager an annual fee, payable monthly, in an amount equal to 0.85% of the Fund’s average daily net assets. The manager has agreed to pay all of the Fund’s routine operating, administrative and other ordinary expenses, including, but not limited to, fees and expenses of the Trustee (as defined below) and the Independent Committee (as defined below), transfer agent fees, custodial fees, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs, payable on a monthly basis.

The Fund will bear all brokerage commissions and fees on Commodity Futures contracts and all transaction fees on Collateral investments. Brokerage commissions and fees include rebalancing costs, floor brokerage, NFA, exchange, clearing and give-up fees. The total amount of brokerage commissions and fees will vary based upon the frequency of trading activity in the Fund’s commodity portfolio, the specific Commodity Futures purchased, and the volatility of the commodity futures market. Transaction fees will vary based upon the trading activity in the Fund’s Collateral portfolio, the specific investments made, and the prevailing interest rates in the fixed income markets.

The manager has agreed to pay, out of the fee it receives from the Fund, a fee to each of the commodity subadviser and the collateral subadviser for subadvisory services. For more information on fees and expenses, see “Management of the Fund—Management Fees.”

Transfer Agent and Registrar, Custodian and Administrator	State Street Bank and Trust Company (“State Street” or “Transfer Agent”) serves as transfer agent and registrar for the Shares, and as custodian and administrator for the Fund.

Trustee; Independent Committee Functions	Wilmington Trust Company, a Delaware trust company, is the resident Delaware trustee of the Fund (the “Trustee”), but has very limited duties with respect to the Fund. The manager has established an independent committee, consisting of four individuals, all of whom are unaffiliated with the manager (the “Independent Committee”), which fulfills those functions required under NYSE MKT listing standards and certain other functions as set forth in the Trust Agreement. The Trust Agreement vests in the manager all authority (other than the limited duties of the Independent Committee) to operate the business of the Fund.

Distributions	The Fund has no obligation to make periodic distributions to shareholders and currently does not intend to make regular cash distributions. If the Fund does make distributions in the future, it will do so only at the discretion of the manager. (Prior to its conversion to an ETF structure, the Fund made regular monthly distributions to its shareholders based on the past and projected performance of the Fund.)

To the extent that the Fund’s actual and projected interest income from its cash instruments exceeds the Fund’s actual and projected fees and expenses, the manager expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year. Additionally, depending on the amount of distributions, if any, and on the allocations of tax items to shareholders, it is likely, so long as the Fund does not make cash distributions, that you will recognize taxable income without a corresponding receipt of cash.

Pricing Information

The manager publishes the NAV of the Fund and the NAV per Share as of the prior business day daily, and the Consolidated Tape Association publishes the indicative intra-day value per share of the Fund once every fifteen seconds throughout each trading day. The Index’s level is published intra-day and at closing daily. The foregoing information is published as follows:

•	The Fund’s current price per Share (in U.S. dollars) is published continuously as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg, or any successor thereto.

•

The intra-day level of the Index and the indicative intra-day value per Share (each quoted in U.S. dollars) are published once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg, or any successor thereto.

•

The most recent Index closing level is published as of the close of business for the NYSE MKT, or other exchange on which the Shares are listed at such time, each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Fund’s website or any successor thereto.

None of the manager, Gresham, the Fund, or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

Use of Net Proceeds	The Fund will invest the net proceeds it receives from the issuance and sale of Shares in accordance with the Fund’s investment objective as stated in this prospectus. Upon receipt, the Fund will use all of the net proceeds to invest in assets in accordance with the Fund’s investment strategies as stated in this prospectus.

CUSIP Number	The CUSIP number of the Shares is 67074P104.

Conflicts of Interest	There may be conflicts of interest in the structure and operation of the Fund. The manager has sole authority to manage the Fund, and its interests may conflict with those of Fund shareholders. In addition, the collateral subadviser and commodity subadviser are affiliates of the manager. Each subadviser may encounter conflicts between the interests of the Fund and its other clients. Further, a conflict of interest may also arise when the commodity subadviser approaches or reaches position limits with respect to futures positions established for the benefit of the Fund and fails to allocate limited contracts available among other accounts it manages or, alternatively, liquidates positions held by other accounts in a disproportionate manner. Neither the Fund nor the manager has established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund.

Certain U.S. Federal Income Tax Aspects	The Fund is classified as a partnership for U.S. Federal income tax purposes. Accordingly, the Fund is not a taxable entity for U.S. Federal income tax purposes and does not incur U.S. Federal income tax liability. Rather, each owner of the Shares is required to take into account his or her allocable share of the Fund’s income, gain, loss, deduction and other items in computing his or her U.S. Federal income tax liability, without regard to the amount of cash, if any, that has been distributed.

Fund shareholders will receive an Internal Revenue Service (“IRS”) Form 1065, Schedule K-1 (not a Form 1099), which reports their allocable portion of such tax items. Shareholders who seek advice from tax advisors with respect to the Schedule K-1 may incur additional costs. Please refer to the “Federal Income Tax Considerations” section below for more information on the potential U.S. Federal income tax consequences of the purchase, ownership and disposition of Shares.

BREAK-EVEN ANALYSIS

The “break-even” table below indicates the approximate dollar and percentage returns required by the Fund for the value of a hypothetical initial investment in a single Share of the Fund to equal the amount invested twelve months after the investment was made. The table assumes an initial purchase price of $10.78, the Fund’s net asset value per Share on September 30, 2015. Based on this and certain other assumptions noted in the table below, in order for a hypothetical investment in the Fund to break even over the ensuing twelve months, the Fund would have to generate an annual return of 0.94% or $0.10 per Share.

	Secondary Market Purchases(1)
	Dollar Amount	Percentage
Management Fee(2)	$0.09	0.85%
Brokerage Commissions and Fees on Commodity Contracts(3)	$0.01	0.06%
Transaction Fees on Collateral Investments(4)	$0.00	0.03%
Operating Expenses(5)(6)	$0.00	0.00%

Total Fees	$0.10	0.94%

Interest Income(7)	$(0.00)	(0.00)%

Twelve-Month Break-Even	$0.10	0.94%

(1)

Expenses are estimated and assume a constant net asset value of $10.78 per Share (the Fund’s net asset value per Share as of September 30, 2015). This table does not reflect any commissions or other charges imposed on investors by their brokers in connection with the purchase of Shares.

(2)	The Fund pays the manager an annual fee, payable monthly, in an amount equal to 0.85% of the Fund’s average daily net assets.

(3)

Brokerage commissions and fees include rebalancing costs, floor brokerage, NFA, exchange, clearing and give-up fees. The total amount will vary based upon the frequency of trading activity in the Fund’s commodity portfolio, the specific Commodity Futures contracts purchased, and the volatility of the commodity futures market.

(4)

Transaction fees will vary based upon the trading activity in the Fund’s Collateral portfolio, the specific investments made, and the prevailing interest rates in the fixed income markets. In the table above, the estimated amount of the transaction fee applicable to an individual share rounds to zero.

(5)

The manager has agreed to pay all of the Fund’s routine operating, administrative and other ordinary expenses, including, but not limited to, fees and expenses of the Trustee and the Independent Committee, transfer agent fees, custodial fees, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs.

(6)

In connection with orders to create and redeem Baskets, Authorized Participants pay a transaction fee in the amount of $100 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the table.

(7)

Interest income for purposes of the break-even analysis is estimated to be earned at a rate of 0.00% based on the three-month U.S. Treasury bill yield as of September 30, 2015. The interest earned on the Fund’s collateral portfolio may differ from the quoted Treasury bill rate. All interest income earned on the Fund’s collateral that is posted with the commodity broker will be paid to the Fund.

For more information, see “Fees and Expenses.”

FEES AND EXPENSES

The Fund pays fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Fund’s net assets. See “Management of the Fund—Management Fees.” See “Net Asset Value” for a description of how the Fund calculates net asset value.

Type of Fee or Expense	Amount
Management Fees	The Fund pays the manager an annual fee in an amount equal to 0.85% of the Fund’s average daily net assets, payable on a monthly basis.

Brokerage Commissions and Fees and Transaction Fees	The total brokerage commissions and fees and transaction fees paid by the Fund in connection with the Fund’s investment activity are estimated at 0.09% of net assets per year based on expected trading activity of the commodity and collateral portfolios. Brokerage commissions and fees and transaction fees include rebalancing costs, markups and markdowns on fixed income trades, floor brokerage, NFA, exchange, clearing and give-up fees.

Operating Expenses	The manager pays all routine operating, administrative and other ordinary expenses of the Fund, including, but not limited to, fees and expenses of the Trustee and the Independent Committee, transfer agent fees, custodial fees, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs.

Extraordinary Fees and Expenses	The manager shall bear all extraordinary fees and expenses, if any.

INFORMATION AND REPORTS TO SHAREHOLDERS

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and the CEA, and the manager and the Fund will each, on behalf of the Fund, file certain reports and other information with the SEC (including annual and quarterly reports) and with the CFTC (including annual and quarterly reports). The Fund also posts monthly statements of operations on its website. You should refer to the Fund’s annual report on Form 10-K for the year ended December 31, 2014 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 for the Fund’s financial statements as of and for the periods ended December 31, 2014, March 31, 2015, June 30, 2015 and September 30, 2015, respectively, as well as the related Management’s Discussion and Analysis of Financial Condition and Results of Operations for those periods. Shareholders should refer to the Fund’s subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K, when filed, for financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations with respect to subsequent periods. The reports and other information filed with the SEC can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at http://www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at http://www.sec.gov.

The manager will furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual financial statements audited by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. With the consent of a Fund shareholder, the manager may distribute annual reports required by the CFTC and the NFA electronically by posting such reports on the Fund’s website (www.nuveen.com/CommodityInvestments). Consent will be deemed to have been received if a Fund shareholder does not object to electronic distribution of such annual reports no later than 10 business days following its receipt of this prospectus. Consent is not required for electronic delivery of the Fund’s monthly account statements, which are disclosed on its website (www.nuveen.com/CommodityInvestments) within 30 days after the end of each month. In addition, the Fund’s portfolio holdings are disclosed on its website on each business day that the exchange on which it is listed is open for trading. Website disclosure of portfolio holdings and the Fund’s net asset value (as of the previous business day’s close) is made daily and includes, as applicable, the name and total value of each commodity investment held in the Fund’s portfolio. The values of the Fund’s portfolio holdings are, in each case, determined in accordance with the Fund’s valuation policies. Fund shareholders will be provided with information to permit them to file U.S. Federal and state income tax returns with respect to their Shares. The Fund will file a Federal partnership income tax return with the IRS and will transmit a Schedule K-1 to each shareholder reporting the shareholder’s allocable portion of relevant tax items of the Fund. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. See “Federal Income Tax Considerations—U.S. Shareholders—Tax Reporting by the Fund.” Additional information about the Fund may be posted on the Fund’s website in the discretion of the manager or as required by other regulatory authorities. The Fund’s website is publicly available at no charge. The information and other content contained on or linked from the Fund’s website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with it, meaning we can disclose important information to you by referring you to those documents on file with the SEC.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those filed prior to the effectiveness of the Registration Statement containing this prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC (SEC File No.: 001-34879), in response to certain disclosures:

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed March 13, 2015;

•	The Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015, filed May 7, 2015;

•	The Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed August 7, 2015;

•	The Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015, filed November 5, 2015;

•	The Current Reports on Form 8-K filed February 3, 2015, July 1, 2015 and November 20, 2015; and

•

In addition, any documents filed pursuant to the Exchange Act subsequent to the date of this Registration Statement and prior to its effectiveness shall be deemed incorporated by reference into this prospectus.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to you a copy of the filings that have been incorporated by reference in this prospectus upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Nuveen Commodities Asset Management, LLC

333 West Wacker Drive, Chicago, Illinois 60606

Telephone: (877) 827-5920

These documents may also be accessed through the Fund’s website at www.nuveen.com/CommodityInvestments. The information and other content contained on or linked from our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. These forward-looking statements are based on information currently available to the manager and subadvisers and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the Federal securities laws or otherwise, the manager and the subadvisers undertake no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

RISK FACTORS

An investment in the Fund involves a high degree of risk. Investors should be aware of the various risks, including those described below. Investors should consider carefully the risks described below before making an investment decision. Investors should also refer to the other information included or incorporated by reference in this prospectus, including the Fund’s financial statements and the related notes and the Fund’s other filings with the SEC. Additional risks and uncertainties not presently known by the Fund or not presently deemed material by the Fund may also impair the Fund’s operations and performance. If any of the following events occur, the Fund’s performance could be materially and adversely affected. In such case, the Fund’s net asset value and the trading price of the Shares may decline and you may lose all or part of your investment.

An investment in the Fund involves a high degree of risk. You should not invest in the Shares unless you can afford to lose all of your investment.

Commodity Investment Strategy Risks

You may lose all of your investment.    An investment in the Shares is subject to investment risk, including the possible loss of the entire amount that you invest. An investment in the Shares represents an indirect investment in the Commodity Futures owned by the Fund, the prices of which can be volatile, particularly over short-term periods. Investments in individual commodity futures contracts historically have had a high degree of price variability and may be subject to rapid and substantial price changes. These price changes may be magnified by computer-driven algorithmic trading, which is becoming more prevalent in the commodities markets. The Fund could incur significant losses on its investments in those commodity futures contracts. If the Fund experiences greater losses than gains during the period you hold Shares, you will experience a loss for the period, even if the Fund’s historical performance is positive. The Fund’s returns over any particular period may be positive or negative.

Commodities have high levels of volatility and unpredictability.    Movements in commodity prices are outside of the Fund’s control, are extremely difficult to predict and may not be anticipated by the commodity subadviser. Price movements may be influenced by, among other things:

•	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

•	weather and climate conditions;

•	changing supply and demand relationships;

•	changes in international balances of payments and trade;

•	U.S. and international rates of inflation and economic growth;

•	currency fluctuations;

•	geopolitical events;

•	changes in interest and foreign currency/exchange rates;

•	market liquidity; and

•	changes in philosophies and emotions of market participants.

The commodity markets in the past have experienced periods of extreme volatility. General market uncertainty and consequent repricing risk have led to market imbalances of sellers and buyers, which in turn have resulted in significant reductions in values of a variety of commodities. Similar future market conditions may result in rapid and substantial swings in the valuation of the Fund’s holdings.

You should not rely on past performance or Index results in deciding whether to buy Shares.    Although past performance is not necessarily indicative of future results, the Fund’s performance history might (or might not) provide you with more information on which to evaluate an investment in the Fund. Likewise, the Index has a history which might (or might not) be indicative of the future Index results, or of the future performance of the Fund. Therefore, you will have to make your decision to invest in the Fund without relying on the Fund’s past performance history or the Index’s closing level history.

The changing interests of investors, hedgers and speculators in the commodity markets may influence whether futures prices are above or below the expected future spot price.    In order to induce investors or speculators to take the corresponding long side of a futures contract, commodity producers must be willing to sell futures contracts at prices that are below the present value of expected future spot prices. Conversely, if the predominant participants in the futures market are the ultimate purchasers of the underlying commodity futures contracts in order to hedge against a rise in prices, then speculators should only take the short side of the futures contract if the futures price is greater than the present value of the expected future spot price of the commodity. This can have significant implications for the Fund when it is time to reinvest the proceeds from a maturing futures contract into a new futures contract. If the interests of investors, hedgers and speculators in futures markets have shifted such that commodity purchasers are the predominant participants in the market, the Fund will be constrained to reinvest at higher futures prices which could have a negative effect on the Fund’s returns. Conversely, if commodity sellers are the predominant participants in the market, the Fund will be constrained to reinvest at lower prices which could have a negative effect on the Fund’s returns and may cause it to suffer losses on its long positions.

Regulatory developments could significantly and adversely affect the Fund.    Commodity markets are subject to comprehensive statutes and regulations promulgated not only by the CFTC but also by self-regulatory organizations such as the NFA. Among other things, the CFTC and the exchanges on which futures contracts are traded are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Any of these actions, if taken, could adversely affect the returns of the Fund by limiting or precluding investment decisions the Fund might otherwise make. The regulation of commodity transactions in the U.S. is a rapidly changing area of law and is subject to ongoing modification by government, self-regulatory and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse to the Fund.

Daily trading limits imposed by the exchanges and position limits established by the CFTC may adversely affect the Fund.    The CFTC and U.S. commodities exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily trading limits.” Once the daily trading limit has been reached in a particular futures contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially disguising substantial losses the Fund may ultimately incur.

Separately, the CFTC and the U.S. commodities exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in contracts traded on such exchanges. The Fund is subject to such limits, which may cause the Fund’s investment portfolio to differ from that of the Index. In October 2011, the CFTC adopted final regulations pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that would have imposed new position limits on 28 individual agricultural, metal and energy commodity futures contracts and on swaps that are economically equivalent to such contracts in order to prevent excessive speculation and manipulation in the commodity markets. On September 28, 2012, the

U.S. District Court for the District of Columbia vacated the new position limit regulations and remanded the matter to the CFTC for further consideration consistent with the court’s opinion. The CFTC originally appealed the court’s decision, but in November 2013, the CFTC withdrew its appeal and re-proposed position limit regulations substantially as outlined above, with a few modifications. In addition, the CFTC proposed regulations that would expand certain exemptions from aggregation of accounts of related parties for these purposes. The initial public comment period for these proposed regulations closed on February 10, 2014. However, since that date, the CFTC has reopened the public comment period several times and has held public meetings to discuss certain position limit and aggregation issues. It remains to be seen whether the CFTC will modify the proposed regulations in response to public comments.

The CFTC’s existing position limit regulations require that a trader aggregate all positions in accounts over which the trader controls trading. However, a trader is not required to aggregate positions in multiple accounts or commodity pools if such trader (or its applicable divisions/subsidiaries) qualifies as an “independent account controller” under applicable CFTC regulations and avails itself of the independent account controller exemption under such regulations. In February 2013, Gresham NTA began operating under the independent account controller exemption such that Gresham NTA is not required to aggregate its positions with Gresham LLC’s other division. The re-proposed regulations would maintain the independent account controller exemption. However, if the CFTC does not adopt or renew the independent account controller exemption, or if the exemption were modified or otherwise unavailable, Gresham NTA would be required to aggregate its positions with Gresham’s other division for purposes of the CFTC’s position limits regulations. In that case, it is possible that investment decisions of the commodity subadviser would be modified and that positions held by the Fund would have to be liquidated to avoid exceeding such position limits, potentially resulting in substantial losses to the Fund and the value of your investment. In addition, failure to comply with the requirements of the independent account controller exemption could lead to an enforcement proceeding against Gresham LLC and could adversely affect the Fund.

Generally, current speculative position limits in the physical delivery markets are set at a stricter level during the spot month (that is, the month when the futures contract matures and becomes deliverable) versus the limits set for all other months. If the manager determines that the Fund’s trading may be approaching any of these speculative position limits, the Fund may reduce its trading in that commodity or trade in other commodities.

The re-proposed regulations are extremely complex and, if ultimately implemented, whether in their current proposed form or an alternative form, may require further guidance and interpretation by the CFTC to determine in all respects how they apply to the Fund. Current or potential future position limits regulations could negatively impact the full implementation of the Fund’s investment strategy, including the Fund’s ability to issue creation Baskets, or the Fund’s ability to reinvest income in additional futures contracts. The inability to create additional Baskets could result in Shares trading at a premium or discount to the NAV of the Fund, while any limits imposed on the size of the Fund to stay within position limits may affect the correlation between the price of the Shares, as traded on an exchange, and the Fund’s NAV.

Any deflation or unanticipated changes in inflation may negatively affect the expected future spot price of underlying commodities.    Deflation or unanticipated changes in the rate of inflation may result in changes in the future spot price of the underlying commodities to which the Fund’s investments in futures contracts relate, which could negatively affect the Fund’s profitability and result in potential losses. In addition, reduced economic growth may lead to reduced demand for the underlying commodities and put downward pressure on the future spot prices, adversely affecting the Fund’s operations and profitability.

Risks Related to an Exchange Listing

NYSE MKT (or subsequently, NYSE Arca) may halt trading in the Shares, which would adversely impact your ability to sell Shares.    The Shares are currently listed for trading on the NYSE MKT under the ticker symbol “CFD,” and the Fund intends to apply for its Shares to be listed for trading on NYSE Arca. Trading in the Shares may be halted due to market conditions or, in light of either exchange’s rules and procedures, for reasons that, in the view of such exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met or will remain unchanged. If you buy or sell Shares in the secondary market, you will incur customary brokerage commissions and charges and may pay some or all of the spread between the bid and the offered price in the secondary market on each leg of a roundtrip (purchase and sale) transaction. In times of severe market disruption or low trading volume in the Fund’s Shares, this spread can increase significantly.

The lack of an active trading market for Shares may result in losses on your investment at the time of disposition of your Shares.    There can be no guarantee that an active trading market for the Shares will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

Commodity Subadviser Risks

Past performance is no assurance of future results.    The Fund’s performance to date is due in part to the proprietary commodity investment methodology employed by Gresham. Although the manager does not anticipate a change in the commodity subadviser, any subsequent commodity subadviser to the Fund may employ a different commodity investment methodology than Gresham. Neither Gresham’s proprietary methodology nor the investment methodology that may be used by any subsequent commodity subadviser takes into account unanticipated world events that may cause losses to the Fund. In any event, past performance does not assure future results.

Descriptions of the commodity subadviser’s strategies may not be applicable in the future.    The commodity subadviser or any subsequent commodity subadviser may make material changes to the investment strategy it uses in investing the Fund’s assets with the consent of the manager, who has the sole authority to authorize any material changes. If this happens, the descriptions in this document would no longer be accurate or useful. You will be informed of any changes to the commodity subadviser’s strategy that the manager deems to be material; however, you may not be notified until after a change occurs. Non-material changes may be made by the commodity subadviser or any subsequent commodity subadviser without the manager’s consent. Such potential changes may nevertheless affect the Fund’s performance.

Speculative position limits and daily trading limits may reduce profitability and result in substantial losses.    All accounts owned or managed by a commodity trading advisor, such as the commodity subadviser, its principals and its affiliates are typically combined for speculative position limit purposes unless an exemption from aggregation is available.

It is possible that the commodity subadviser will approach or reach position limits for accounts managed within the Gresham NTA division, irrespective of the independent account controller exemption. If so, the commodity subadviser may have a conflict of interest with respect to allocating limited positions among various accounts it manages. Further, the investment decisions of the commodity subadviser may be modified to avoid exceeding regulatory “position limits,” potentially subjecting the Fund to substantial losses and forcing the Fund to forego certain opportunities. The commodity subadviser may have to reduce the size of positions that would otherwise be taken for the Fund, liquidate commodity futures contracts at disadvantageous times or prices, or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits.

Modification of trades that would otherwise be made by the Fund, if required, could adversely affect the Fund’s operations as well as the Fund’s ability to track the performance of the Index (before fees and expenses).

In addition, a violation of speculative position limits by the commodity subadviser could lead to regulatory or self-regulatory action resulting in mandatory liquidation of certain positions held by the commodity subadviser on behalf of its accounts. There can be no assurance that the commodity subadviser will liquidate positions held on behalf of all the commodity subadviser’s accounts, including the commodity subadviser’s own accounts, in a proportionate manner. In the event the commodity subadviser chooses to liquidate a disproportionate number of positions held on behalf of the Fund at unfavorable prices, the Fund may incur substantial losses.

Risk that the Fund’s Shares May Trade at a Discount to Net Asset Value

There is a risk that the Fund’s Shares may trade at prices other than the Fund’s NAV per Share. It is anticipated that the Shares will trade in the secondary market at prices that may differ to varying degrees from the NAV of the Shares. The NAV of each share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a Share may be different from the NAV of a Share and that Shares may trade at a discount from their NAV (which could be significant). The price difference may be due to the fact that supply and demand forces at work in the secondary trading market for Shares are not necessarily the same as the forces influencing the prices of the commodity futures contracts and other instruments held by the Fund at any point in time.

Other Risks of the Fund’s Investment Strategy

The Shares are not federally insured.    The Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

The Fund may engage in frequent trading of its portfolio investments, or “Portfolio Turnover”.    A portfolio turnover rate of 200%, for example, is equivalent to the Fund buying and selling all of its component instruments two times during the course of a year. A high portfolio turnover rate (such as 100% or more) could result in high brokerage costs for the Fund. The Fund’s investment strategy of frequently rolling futures contracts will cause it to have a much higher portfolio turnover rate.

The Fund is subject to momentum investing risk, which is the risk that Commodity Futures may be more volatile than the market as a whole, or that the returns on Commodity Futures that previously exhibited price momentum are less than returns on other styles of investing.    Momentum can turn quickly, and Commodity Futures that previously exhibited high momentum may not experience continued positive momentum. In addition, there may be periods when the momentum style of investing is out of favor, and therefore the investment performance of the Fund may suffer.

Shares may be adversely affected if Gresham makes changes to the Fund in response to changes in the composition and/or valuation of the Index.    The composition of the Index may change over time as the commodity futures contracts in the Index are added or replaced. In addition, Index positions, and, therefore, positions taken by the Fund, may change quickly and frequently in response to changes in the commodities markets, which would result in greater trading expenses being incurred by the Fund. Furthermore, Gresham may modify the method for determining the composition and weightings of the Index and for calculating its value in order to ensure that the Index represents a measure of the performance over time of the markets for the underlying commodities. The composition and weighting of the Fund’s portfolio, while not identical, is likely to largely resemble that of the Index. If the method for determining the Index composition and/or weighting were to change over time, any such changes could adversely impact the ability of the Fund to continue to track the Index.

An investment in the Fund may not necessarily diversify an investor’s overall portfolio and may exacerbate losses.    The investment performance of the Index, has shown little long-term historical correlation to the performance of other asset classes such as U.S. equities and U.S. bonds. Little correlation means that there is a low statistical relationship between the performance of the Index, on the one hand, and U.S. equities and U.S.

bonds, on the other hand. Because there is little long-term historical correlation, the Fund cannot be expected to be automatically profitable during unfavorable periods in the stock or bond markets, or vice versa. If, during a particular period of time, the Fund’s performance moves in the same general direction as the other financial markets, or the Fund does not perform successfully relative to overall commodity markets, you may obtain little or no diversification benefits during that period from an investment in the Shares. In such a case, the Fund may have no gains to offset your losses from such other investments, your losses therefore may be exacerbated as you may suffer losses on your investment in the Fund at the same time as losses on your other investments increase.

The Fund’s performance may not match that of the Index.    Although Gresham seeks to minimize the divergence between the price behavior of the Fund’s commodity portfolio and the price behavior of the Index (such divergence is referred to as “tracking error”), the returns from the Fund’s commodity portfolio may differ positively or negatively from the Index over time. The Fund incurs expenses not applicable to the Index, including management fees and the costs of buying and selling commodity contracts.

The concentration of certain commodities in the Index may result in greater volatility.    As of the annual rebalance on February 1, 2015, the Index had its highest weightings in the energy and agriculture groups (35.0% and 16.4%, respectively). As a result, the Fund may invest a substantial portion of its net assets in the energy and agriculture groups. In addition, a downturn in the energy group could have a larger impact on the Fund than on a fund that does not concentrate in that group. Petroleum-related commodities (including WTI Crude, Brent Crude, Heating Oil, RBOB Gasoline, and Gas Oil) are unique in that their price has historically been sensitive to geopolitical events and may be less driven by supply and demand imbalances. At times, the performance of commodities in the energy group may lag the performance of other groups or the broader commodity market. The energy group in general, and the price of oil in particular, recently has experienced a period of volatility that may continue. The prices of commodities in the energy group also may be adversely affected by weather and other catastrophic events such as leaks, fires, explosions, damage to facilities and equipment resulting from natural disasters, inadvertent damage to facilities and equipment, and terrorist acts.

During a period when commodity prices are fairly stable, the absence of “backwardation” in the prices of commodity futures contracts held long by the Fund may cause the price of your Shares to decrease.    As the futures contracts included in the Index and held by the Fund near expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased in March 2016 may have an expiration date in June 2016. As this contract nears expiration, the contract may be replaced by selling the June 2016 contract and purchasing a contract expiring in September 2016. This process is known as “rolling.” Roll yield is the amount of return generated (either positive or negative) by rolling a futures contract. Historically, the prices of some futures contracts (generally those relating to commodities such as crude oil, heating oil and sugar, that are typically consumed immediately rather than stored) have often been higher for contracts with near-term expirations than for contracts with longer-term expirations. This circumstance is referred to as “backwardation.” Absent other factors, in these circumstances, the sale of a long position in the June 2016 contract would be made at a higher price than the purchase of the September 2016 contract, thereby allowing the Fund to purchase a greater quantity of the September 2016 contract. Because the Fund’s strategy is based in part on taking advantage of such “backwardation” situations, the absence of “backwardation” in certain commodities in which the Fund is long could adversely affect the value of the Fund’s portfolio and consequently decrease the value of your Shares. Generally, in backwardation, market roll yields are positive.

The Fund may be subject to “whipsaw” risk, which is the risk that commodity price trends will change adversely to positions taken by the Fund.    A “whipsaw” market is a market in which significant price movements develop but then unexpectedly reverse. Price patterns in the commodity markets may indicate downward momentum, causing the Fund to reduce its individual Commodity Futures position exposure by half. However, such patterns may reverse unexpectedly, causing the Fund to lose out on certain gains because of the reduced exposure. An unexpected change in government economic policy, a significant political or economic event, a surprise change in monetary policy, or a sudden shift in supply or demand could cause a severe reversal in a number of the Fund’s positions, resulting in losses to the Fund.

There may be a loss on investments in short-term debt securities.    When the Fund purchases a futures contract, the Fund is required to deposit with its futures commission merchant only a portion of the value of the contract. This deposit is known as “initial margin.” If and when the market moves against the position, the Fund is required to make additional deposits known as “variation margin.” The Fund invests its assets, other than the amount of margin required to be maintained by the Fund, in short-term, high grade fixed income securities and cash equivalents. The value of these high grade fixed income securities generally moves inversely with movements in interest rates (declining as interest rates rise). The value of these high grade fixed income securities might also decline if the credit quality of the issuer deteriorates, or if the issuer defaults on its obligations. If the Fund is required to sell short-term debt securities before they mature when the value of the securities has declined, the Fund will realize a loss. This loss may adversely impact the price of the Shares.

Daily disclosure of portfolio holdings could allow replication of the Fund’s portfolio and could have a negative effect on the Fund’s holdings.    Because the Fund’s total portfolio holdings are disclosed on a daily basis, other investors may attempt to replicate the Fund’s portfolio or otherwise use the information in a manner that could have a negative effect on the Fund’s individual portfolio holdings and the Fund’s portfolio as a whole.

Investments in futures contracts will expose the Fund to the risk of temporary aberrations or distortions in the commodity markets.    The Fund is subject to the risk that temporary aberrations or distortions in the markets (such as war, strikes, geopolitical events and natural disasters) will occur that impact commodity prices and negatively impact the value of the Fund’s Commodity Futures positions, thereby adversely affecting the value of your Shares.

Because futures contracts have no intrinsic value, the positive performance of your investment is wholly dependent upon an equal and offsetting loss.    Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares trade unprofitably.

Recent market conditions.    The recent financial crisis in the U.S. and global economies (including the European sovereign debt crisis) has resulted, and may continue to result, in an unusually high degree of volatility in the financial markets, both domestic and foreign. Liquidity in some markets has decreased and credit has become scarcer worldwide. Recent regulatory changes, including the Dodd-Frank Act and the introduction of new international capital and liquidity requirements under Basel III, may cause lending activity within the financial services sector to be constrained for several years as Basel III rules phase in and rules and regulations are promulgated and interpreted under the Dodd-Frank Act. In response to the crisis, the U.S. and other governments, and the Federal Reserve and certain foreign central banks, have taken steps to support financial markets. Withdrawal of this support (even when anticipated and done gradually), failure of efforts in response to the crisis, or investor perception that such efforts are not succeeding, could adversely impact the value and liquidity of certain securities and futures contracts.

In addition, since 2010, the risks of investing in certain foreign government debt have increased dramatically as a result of the European debt crisis, which began in Greece and spread to various other European countries. These debt crises and the ongoing efforts of governments around the world to address these debt crises have also resulted in increased volatility and uncertainty in the global financial markets. It is impossible to predict the effects of these or similar events in the future on the Fund, though it is possible that these or similar events could have a significant adverse impact on the value and risk of securities and commodities held by the Fund.

In addition, global economies and financial markets are becoming increasingly interconnected, which increases the possibilities that conditions in one country or region might adversely impact securities and commodities in a different country or region.

Risk of Investing in Non-U.S. Markets

Investing in non-U.S. markets will expose the Fund to additional credit and regulatory risk.    The Fund may invest in commodity futures contracts in non-U.S. markets. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the SEC, CFTC, NFA or any domestic exchange regulate activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor do they have the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws or regulations. Similarly, the rights of market participants, such as the Fund, in the event of the insolvency or bankruptcy of a non-U.S. exchange or broker are also likely to be more limited than in the case of U.S. exchanges or brokers. As a result, in these markets, the Fund would have less legal and regulatory protection than it does when it invests domestically.

Investing through non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss on investments of the Fund in the affected international markets.

Regulatory and Operating Risks

The Fund is not a regulated investment company.    Unlike certain other Nuveen Investments-sponsored funds, the Fund is not a mutual fund, a closed-end fund, or any other type of investment company within the meaning of the 1940 Act. Accordingly, you do not have the protections afforded by that statute which, among other things, regulates the relationship between the investment company and its investment adviser and mandates certain authority to be held by the board of directors of an investment company.

The Fund has a history employing a different investment strategy.    The Fund has implemented certain changes to its strategy in connection with its conversion to an ETF structure, and its performance history is based on a period prior to such changes. Therefore, the Fund has no performance history operating under its current strategy to serve as a basis for you to evaluate an investment in the Fund.

The value of the Shares could decrease if the trading methodology fails to produce the desired results or unanticipated operational or trading problems occur.    There may be unanticipated problems or issues with respect to the trading and operational procedures of the Fund that could have a material adverse effect on an investment in the Shares. In addition, there can be no assurance that the trading methodology employed in determination of the Fund’s positions will deliver the desired results.

Conflicts of interest could adversely affect the Fund.    There are conflicts of interest in the structure and operation of the Fund. The manager has sole authority to manage the Fund, and its interests may conflict with those of Fund shareholders. For example, the manager’s fees are based on the Fund’s net assets, which could provide an incentive for the manager to reduce or suspend distributions (if any) by the Fund. In addition, the collateral subadviser and commodity subadviser are affiliates of the manager. Each subadviser may encounter conflicts between the interests of the Fund and its other clients. Further, a conflict of interest may also arise when the commodity subadviser approaches or reaches position limits with respect to futures positions established for the benefit of the Fund and fails to allocate limited contracts available among other accounts it manages or, alternatively, liquidates positions held by other accounts in a disproportionate manner. Although the Fund, the manager and the subadvisers have not established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund, the manager and the subadvisers have adopted codes of ethics in recognition of their fiduciary obligations to clients, including the Fund, and in accordance with applicable securities and commodities laws and regulations. Each of the manager and the subadvisers resolve conflicts of interest as they arise based on its judgment and analysis of the particular conflict. The manager and the subadvisers seek to resolve all potential conflicts in a manner that is fair and equitable to the Fund and its shareholders over time. However, it is possible that the manager and/or the subadvisers could resolve a potential conflict in a manner that is not in the best interest of the Fund or its shareholders.

Departure of key personnel could adversely affect the Fund.    In managing and directing the Fund’s activities and affairs, the manager relies heavily on Gresham LLC, which has a relatively small number of personnel. If any of Jonathan S. Spencer, President and Chief Investment Officer of Gresham LLC, or Susan Wager and Randy Migdal, the Fund’s portfolio managers, were to leave Gresham LLC or be unable to carry out their present responsibilities, it could have an adverse effect on the Fund’s management. In addition, should market conditions deteriorate or for other reasons, Nuveen Investments, NCAM, Nuveen Asset Management and Gresham LLC may need to implement cost reductions in the future which could make the retention of qualified and experienced personnel more difficult and could lead to personnel turnover.

The Fund’s long-biased commodity investment strategy is not designed to provide the return of any single commodity.    In any given period, the net asset value returns of the Fund may differ substantially from any single commodity. The relative balance of the Fund’s long exposure may vary significantly over time. The Fund is not expected to provide a hedge against inflation in market environments when the Fund’s aggregate exposure is predominantly flat.

Shareholders have limited voting rights, and the Independent Committee has certain limited duties and powers, and neither will be able to affect management of the Fund regardless of performance.    Unlike the holder of capital stock in an investment company, Fund shareholders have limited voting rights or other means to control or affect the Fund’s business. The Fund also does not have a board with the ability to control the management and operation of the Fund that would be typical of a board of directors of a corporation. In addition, the powers and duties of the Independent Committee are very limited with respect to the Fund. The sole power of the Independent Committee is to serve the audit committee and nominating committee functions of the Fund. The Independent Committee, unlike the board of directors of an investment company, does not have the power to cause the Fund to change its investment objective or policies, effect changes to operations, approve the advisory fees of the manager or replace the manager or subadvisers. Rather, the power to determine the Fund’s policies and direct its operations is conferred on the manager. Thus, Fund shareholders do not benefit from the protection of their interests afforded to registered investment companies under the 1940 Act through the existence of an independent board of directors with extensive powers to control the operations of the company. Therefore, the shareholders to a large extent are dependent on the abilities, judgment and good faith of the manager in exercising its wide-ranging powers over the Fund, limited solely by the implied covenant of good faith and fair dealing applicable to the manager in its relations with the Fund and its shareholders. If the manager voluntarily withdraws or is removed by a vote of shareholders and shareholders have not voted to elect a replacement manager, the Fund will terminate and will liquidate its assets pursuant to the Trust Agreement.

The manager may not be removed by Fund shareholders except upon approval by the affirmative vote of the holders of over 50% of the outstanding Shares (excluding Shares owned by the manager and its affiliates), subject to the satisfaction of certain conditions. Any removal of the manager by Fund shareholders will result in the liquidation of the Fund if at the time there is not a remaining manager unless a successor manager is appointed as provided in the Trust Agreement.

Thus, it is extremely unlikely that Fund shareholders will be able to make any changes in the management of the Fund, even if performance is poor.

Fees and Expenses are Charged Regardless of Profitability and May Result in Depletion of Assets.    The Fund is directly subject to the fees and expenses described herein which are payable irrespective of profitability. If the Fund’s returns do not exceed the Fund’s fees and expenses over a given time period, then Fund shareholders will experience losses over that time period. Investors may never achieve profits, significant or otherwise.

The value of the Shares may be adversely affected if the Fund is required to indemnify the members of the Independent Committee or the manager.    Under the Trust Agreement, each of the members of the Independent Committee and the manager has the right to be indemnified for any liability or expense it incurs absent actual fraud or willful misconduct. That means that the manager may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the members of the Independent Committee. Any sale of that kind would reduce the net asset value of the Fund and the value of the Shares.

The failure of a clearing broker to comply with financial responsibility and customer segregation rules and/or the bankruptcy of one of the Fund’s clearing brokers could result in a total loss of Fund assets.    Under current CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. There is a risk that assets deposited by the Fund with the clearing broker as margin for futures contracts may, in certain circumstances, be used to satisfy losses of other clients of the Fund’s clearing broker or the clearing broker’s own payment obligations. In addition, the assets of the Fund may not be fully protected in the event of that clearing broker’s bankruptcy, as the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a pro rata share of all property, if any, available for distribution to all of that clearing broker’s customers. The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and their clearing organizations, if any, on which commodity interest contracts are traded. Similarly, the CEA requires a clearing organization approved by the CFTC as a derivatives clearing organization to segregate all funds and other property received from a clearing member’s clients in connection with domestic futures contracts from any funds held at the clearing organization to support the clearing member’s proprietary trading. Nevertheless, all customer funds held at a clearing organization in connection with any futures contracts are held in a commingled omnibus account and are not identified to the name of the clearing member’s individual customers. With respect to futures contracts, a clearing organization may use assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. As a result, in the event of a default of the clearing broker’s other clients or the clearing broker’s failure to extend its own funds in connection with any such default, the Fund would not be able to recover the full amount of assets deposited by the clearing broker on behalf of the Fund with the clearing organization.

The clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

An investment in the Shares may be adversely affected by competition from other methods of investing in commodities.    The Fund competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the manager’s or commodity subadviser’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares.

The Fund has not been subject to independent review or review on your behalf.    Shareholders do not have legal counsel representing them in connection with the Fund. Accordingly, a shareholder should consult its legal, tax and financial advisers regarding the desirability of investing in the Fund. As previously noted, you cannot predict the expected results of this Fund from the performance history of the Fund or of other accounts managed by the commodity subadviser.

Deregistration of the manager or subadvisers could disrupt operations.    The manager and the commodity subadviser are registered commodity pool operators, the commodity subadviser is a registered commodity trading advisor and the collateral subadviser is a registered investment adviser. If the CFTC were to terminate, suspend, revoke or not renew the manager’s commodity pool operator registration, the manager would be compelled to withdraw as the Fund’s manager, and shareholders would then determine whether to select a replacement manager or to dissolve the Fund. If the CFTC and/or the SEC, as applicable, were to terminate, suspend, revoke or not renew either of the subadviser’s registrations, the manager would terminate the management agreement with that subadviser. The manager could choose to appoint a new subadviser or terminate the Fund. No regulatory action is currently pending or threatened against the manager, the commodity subadviser or the collateral subadviser.

Tax Risk

As a partnership, the Fund may generate a tax liability regardless of whether you receive cash distributions.    You will be taxed on your share of the Fund’s taxable income and gain each year, regardless of whether you receive any cash distributions from the Fund. The Fund is a partnership and not a regulated investment company; therefore, it is not required to make annual distributions. Currently, the Fund does not plan to make cash distributions. Your share of such income or gain, as well as the tax liability generated by such income or gain, may exceed the distributions, if any, that you receive from the Fund for the year.

Certain provisions of the Internal Revenue Code may cause investors who purchased Shares at a discount to net asset value to recognize gain in the first year of purchase without having sold their Shares.    The Fund is taxed as a partnership, and as a result, you are treated as owning your proportionate share of Fund assets. Section 743(b) of the Internal Revenue Code of 1986, as amended (the “Code”), generally requires the Fund to adjust your proportionate share of the basis in the Fund’s assets (your share of the “inside basis” in the Fund) to reflect your initial “outside basis” in your Shares (i.e., the initial purchase price of your Shares). In addition, Section 1256 of the Code requires the Fund to treat a large majority of its futures contracts as having been sold for tax purposes at the end of each year at their then-current market value.

The combined effect of Sections 743(b) and 1256 is that if you purchase Shares at a discount to net asset value during the year and hold those Shares through year end, you would be deemed to have realized a capital gain substantially equal to the amount of that discount. Any such deemed gain would be reflected on your Schedule K-1 for that year (in addition to all other items of gain and loss for the year), and your “outside basis” in the Shares would be stepped up by the amount of that gain. This basis step-up would have the effect of reducing your capital gain (or increasing your capital loss) upon any subsequent sale of your Shares. This would accelerate your realization of capital gain, but would not increase the amount of gain realized over the full period of the investment. This acceleration effect would be particularly acute for investors who purchase Shares at substantial discounts to net asset value. This deemed capital gain would be avoided if the Fund’s net asset value per Share were to fall below your purchase price per share by year end; conversely, if the Fund’s net asset value were to increase by year end, your deemed capital gain would be higher than the amount of the discount.

The calculations under Section 743(b) of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. It is possible that the Internal Revenue Service (“IRS”) will successfully assert that some or all of the conventions utilized by the Fund to determine and allocate the Section 743(b) basis adjustments do not satisfy the technical requirements of the Code or the regulations and, thus, will require different basis adjustments to be made.

You could owe tax on your share of the Fund’s ordinary income despite overall losses.    Gain or loss on futures contracts will generally be taxed as capital gains or losses for U.S. Federal income tax purposes. Interest income is ordinary income. In the case of an individual, capital losses can only be used to offset capital gains plus $3,000 ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income each year. Therefore, you may be required to pay U.S. Federal income tax on your allocable share of the Fund’s ordinary income, even though the Fund incurs overall losses.

Certain Fund expenses may be treated as miscellaneous itemized deductions rather than as deductible ordinary and necessary business expenses.    Certain expenses incurred by the Fund may be treated as miscellaneous itemized deductions for U.S. Federal income tax purposes, rather than as deductible ordinary and necessary business expenses, with the result that shareholders who are individuals, trusts, or estates may be subject to limitations on the deductibility of their allocable share of such expenses.

Tax-exempt investors may recognize unrelated business taxable income with respect to their investment in the Fund.    Persons that are otherwise exempt from U.S. Federal income tax may be allocated unrelated business taxable income as a result of their investment in the Fund. In particular, for charitable remainder trusts, investment in the Fund may not be appropriate.

Non-U.S. investors may face U.S. tax consequences.    Non-U.S. investors should consult their own tax advisors concerning the applicable foreign as well as the U.S. Federal income tax implications of an investment in the Fund. Non-U.S. investors may also be subject to special withholding tax provisions if they fail to furnish the Fund (or another appropriate person) with a timely and properly completed Form W-8BEN or other applicable form.

Changes in the Fund’s tax treatment could adversely affect distributions to shareholders.    The Fund believes that under current law and regulations it will be taxed as a partnership that is not subject to corporate income tax for U.S. Federal income tax purposes. However, the Fund has not requested, nor will it request, any ruling from the IRS as to this status. If the IRS were to challenge the U.S. Federal income tax status of the Fund, such a challenge could result in (i) an audit of each shareholder’s entire tax return and (ii) adjustments to items on that return that are unrelated to the ownership of Shares. In addition, each shareholder would bear the cost of any expenses incurred in connection with an examination of its personal tax return.

In addition, the Fund generally could be impacted adversely by proposed changes and future changes in U.S. Federal income tax laws or tax administration, including changes that might treat publicly traded partnerships like the Fund as taxable corporations.

If for any reason the Fund were taxable as a corporation for U.S. Federal income tax purposes in any taxable year, its income, gains, losses and deductions would be reflected on its own tax return rather than being passed through (proportionately) to shareholders. Its net income would be subject to taxation, reducing cash available for distributions, if any, and resulting in distributions, if any, being treated as dividends to the extent of current or accumulated earnings and profits. Such a tax reclassification could materially reduce the overall performance and after-tax returns of the Fund, possibly causing a decline in the price of the Shares.

Items of income, gain, deduction, loss and credit with respect to Shares could be reallocated if the IRS does not accept the conventions used by the Fund in allocating Fund tax items.    U.S. Federal income tax rules applicable to partnerships are complex and often difficult to apply to widely held partnerships. The Fund will apply certain conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Fund shareholders in a manner that reflects shareholders’ share of Fund items, but these conventions may not be in full technical compliance with applicable tax requirements. It is possible that the IRS will successfully assert that the conventions used by the Fund to allocate income to the shareholders do not satisfy the technical requirements of the U.S. Federal income tax law and could require that items of income, gain, deduction, loss or credit be reallocated in a manner that adversely affects you.

Tax rates and other features under current U.S. Federal income tax law may be adversely affected in the future.    Long-term capital gains and ordinary income are now taxed to non-corporate investors at maximum U.S. Federal income tax rates of 20% and 39.6%, respectively. There continue to be proposals for further changes to U.S. Federal income tax law, some of which could adversely affect the Fund or its shareholders.

Increased oversight of foreign financial assets.    Under the Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (commonly known as “FATCA”) enacted in 2010, foreign financial institutions and non-financial foreign entities and certain U.S. taxpayers holding foreign financial assets are subject to an enhanced reporting, disclosure, certification, withholding, and enforcement regime. Among other things, certain “withholdable payments” made to a foreign financial institution or non-financial foreign entity are generally subject to withholding tax unless the foreign financial institution enters into a disclosure compliance agreement with the U.S. Treasury or the non-financial foreign entity certifies as to its ownership. A foreign financial institutional formed or doing business in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA may need to comply with rules enacted by that jurisdiction, rather than entering into an agreement with U.S. Treasury. Such potentially “withholdable payments” under FATCA include certain interest, dividends, rents, and other gains or income from U.S. sources, but exclude income derived from the active conduct of a business. Investors should consult their tax advisors concerning the potential impact of FATCA on them. See “Federal Income Tax Considerations—Non-U.S. Shareholders—FATCA.”

You will receive a Schedule K-1 and as a result may incur additional costs.    Investors in the Fund will receive a Schedule K-1 (not a Form 1099) reporting their allocable portion of the tax items of the Fund. This form is expected to be available by the end of the first week of March following the taxable year it relates to. If there were a delay in making Schedule K-1 available, it could be more difficult for investors to complete their tax return in a timely fashion. In the event the Fund has income and/or gains, investors may be required to pay taxes on their portion of such income and/or gains and the amount of those taxes may exceed their distributions from the Fund or the amount they receive when they sell their Shares. Schedule K-1 is complex and shareholders who seek advice from tax advisors with respect to their Schedule K-1 may incur additional costs in the form of fees.

Possible constructive termination.    Under U.S. Federal income tax law applicable to publicly traded partnerships like the Fund, if a partnership experiences sales or exchanges of 50% or more of its shares during a twelve month period, the partnership is “constructively terminated,” requiring it to close its tax year (and file its tax returns for that period or request an extension by the 15th day of the fourth month after the month in which the termination occurs, or the 15th day of the third month for tax years beginning after December 31, 2015) and restart a new tax year. It is difficult for publicly traded partnerships to ascertain on a real-time basis when constructive terminations occur given that shares are typically held in street name. Publicly traded partnerships typically identify actual beneficial owners only during the course of preparing year-end tax information for shareholders. Therefore, a publicly traded partnership may not be aware that a constructive termination occurred until well after the fact, which potentially subjects the partnership to substantial penalties for failing to file the tax return for the period preceding the termination in a timely manner. Based on information received by the manager to date, the manager does not believe the Fund experienced a constructive termination during the tax year ended December 31, 2014. See “Federal Income Tax Considerations—U.S. Shareholders—Constructive Termination.”

If you loan your Shares to a “short seller” to cover a short sale of Shares, you may be considered as having disposed of those Shares.    Because you may be considered to have sold Shares that you loan to a “short seller” to cover a short sale of Shares, you may no longer be treated for tax purposes as a partner with respect to those Shares during the period of the loan to the short seller and you may recognize gain or loss from such disposition. Moreover, during the period of the loan to the short seller, any of our income, gain, loss or deduction with respect to those Shares may not be reportable by you and any cash distributions you receive as to those Shares could be fully taxable as ordinary income. Shareholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their Shares.

Shareholders are strongly urged to consult their own tax advisors and counsel with respect to the possible tax consequences to them of an investment in any Shares. The tax consequences may differ in respect of different shareholders.

THE FUND’S COMMODITY INVESTMENTS

Commodity Futures Investments

The Fund makes investments in the most actively traded Commodity Futures contracts in the six principal groups within the global commodities markets:

•	agriculture;

•	energy;

•	foods & fibers;

•	industrial metals;

•	livestock; and

•	precious metals.

The tables below summarize the eligible commodity futures contracts of the Index as well as the general composition of the Fund’s commodity portfolio.

Eligible Contracts.    Listed below are the main categories of commodity futures contracts that are eligible to become components of the Index (and correspondingly, in which the Fund may invest) as of February 1, 2015. Each commodity may have several different types of individual Commodity Futures contracts (e.g., hard winter wheat and soft red wheat). Gresham has discretion over Commodity Futures contract selection and may choose from the available contract types. The Fund will invest in commodity futures that are traded on both U.S. and non-U.S. exchanges. If commodity futures contracts in which the Fund invests are listed on multiple exchanges, the Fund may invest in those commodity futures contracts that are listed on the exchange with the greatest dollar volume traded in those contracts.

Group	Commodity	Primary Exchange	Trading Hours (Eastern Time)
Energy	WTI Crude Oil	New York Mercantile Exchange	09:00 - 14:30
	Brent Crude Oil	ICE Futures Europe	20:00 - 18:00
	Gas Oil	ICE Futures Europe	20:00 - 18:00
	Gasoline	New York Mercantile Exchange	9:00 - 14:30
	Heating Oil	New York Mercantile Exchange	9:00 - 14:30
	Natural Gas	New York Mercantile Exchange	9:00 - 14:30

Foods and Fibers	Cotton #2	ICE Futures US	21:00 - 14:20
	Sugar #11	ICE Futures US	03:30 - 13:00
	White Sugar	ICE Futures Europe	03:45 - 12:55
	Coffee	ICE Futures US	04:15 - 13:30
	Cocoa	ICE Futures US	04:45 - 13:30
	Robusta Coffee	ICE Futures Europe	04:00 - 12:30

Agriculture	Corn	Chicago Board of Trade	09:30 - 14:15
	Soybean Meal	Chicago Board of Trade	09:30 - 14:15
	Soybean Oil	Chicago Board of Trade	09:30 - 14:15
	Soybeans	Chicago Board of Trade	09:30 - 14:15
	Kansas City Wheat	Chicago Board of Trade	09:30 - 14:15
	Minneapolis Wheat	Minneapolis Grain Exchange	20:00 - 14:30
	Wheat	Chicago Board of Trade	09:30 - 14:15

Group	Commodity	Primary Exchange	Trading Hours (Eastern Time)
Base Metals	Aluminum	London Metal Exchange	15:00 - 14:45
	Copper (LME)	London Metal Exchange	15:00 - 14:45
	Copper (NYMEX)	Commodity Exchange, Inc.	08:01 - 13:00
	Nickel	London Metal Exchange	15:00 - 14:45
	Zinc	London Metal Exchange	15:00 - 14:45
	Lead	London Metal Exchange	15:00 - 14:45

Precious Metals	Gold	Commodities Exchange, Inc.	08:20 - 13:30
	Palladium	New York Mercantile Exchange	08:30 - 13:00
	Platinum	New York Mercantile Exchange	08:20 - 13:05
	Silver	Commodities Exchange, Inc.	08:30 - 13:00

Livestock	Feeder Cattle	Chicago Mercantile Exchange	10:05 - 14:00
	Lean Hogs	Chicago Mercantile Exchange	10:05 - 14:00
	Live Cattle	Chicago Mercantile Exchange	10:05 - 14:00

Sources:	Gresham Investment Management LLC, Bloomberg L.P., https://www.theice.com and http://www.cmegroup.com.

Index Composition. The table below presents the composition of the Index’s target weights for each commodity as of February 1, 2015.

Commodity Group	Commodity	Composition
Energy	WTI Crude Oil	9.0%
	Brent Crude Oil	10.6%
	Natural Gas	7.0%
	Gas Oil	2.8%
	Heating Oil	2.4%
	Gasoline	3.2%

		35.0%

Agriculture	Corn	3.5%
	Kansas City Wheat	0.7%
	Minneapolis Wheat	0.2%
	Wheat	2.7%
	Soybean Meal	2.6%
	Soybean Oil	1.1%
	Soybeans	5.6%

		16.4%

Livestock	Live Cattle	6.2%
	Feeder Cattle	1.6%
	Lean Hogs	2.8%

		10.6%

Commodity Group	Commodity	Composition
Foods and Fibers	Sugar #11	2.2%
	Cocoa	0.7%
	White Sugar	0.2%
	Robusta Coffee	0.3%
	Coffee	2.0%
	Cotton #2	1.6%

		7.0%

Base Metals	Copper (LME)	7.7%
	Copper (NYMEX)	1.3%
	Aluminum	5.0%
	Nickel	1.9%
	Zinc	1.7%
	Lead	0.9%

		18.5%

Precious Metals	Gold	8.7%
	Silver	2.5%
	Platinum	0.8%
	Palladium	0.5%

		12.5%

Total		100.00%

The Fund also may invest in other commodity futures contracts that are presently, or may hereafter become, the subject of commodity futures trading. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity futures contracts in which the Fund may invest.

MANAGEMENT OF THE FUND

The Fund

The Fund is a Delaware statutory trust organized on December 7, 2005. The Fund maintains its main business office at 333 West Wacker Drive, Chicago, Illinois 60606. The Fund is a commodity pool. It operates pursuant to the terms of a Third Amended and Restated Trust Agreement, described under “Trust Agreement,” which grants full management control to the manager. Prior to the effectiveness of this registration statement, the Fund was named the “Nuveen Diversified Commodity Fund .” The Fund changed its name upon its conversion in                      2016 to an exchange-traded fund structure.

Trustee

Wilmington Trust Company, a Delaware trust company, is the resident Delaware trustee of the Fund (previously defined as the “Trustee”). The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the manager. The Trustee’s duties with respect to the offering of the Shares and the Fund’s management are limited to its express obligations under the Trust Agreement. In particular, the Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings as required under the Delaware Statutory Trust Act, as amended (the “Delaware Statutory Trust Act”). The rights and duties of the Trustee, the Independent Committee, the manager and the shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Agreement. Except for the limited duties described herein and in the Trust Agreement, that are exercised by the

Trustee and the Independent Committee, all duties and responsibilities to manage the business and affairs of the Fund are vested in the manager, pursuant to the Trust Agreement and the Delaware Statutory Trust Act.

Independent Committee

The Independent Committee is comprised of four members who are unaffiliated with the manager. The Independent Committee fulfills the audit committee and nominating committee functions for the Fund, as well as any other functions required under the listing standards of NYSE MKT (or subsequently, NYSE Arca) or as set forth in the Trust Agreement. The Independent Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Fund. The Independent Committee is also responsible for appointing new members of the Independent Committee in the event of any vacancy caused by death, resignation or removal and determining their compensation. Other than the responsibilities mandated by the NYSE MKT, the Independent Committee has only the limited authority and responsibilities as set forth under “Trust Agreement—Authority of the Independent Committee.” Except as otherwise expressly provided in the Trust Agreement, no member of the Independent Committee will have any duties (including fiduciary duties) to the Fund, the manager, the shareholders of the Fund or any other person; provided that this limitation of the duties (including fiduciary duties) of the members of the Independent Committee does not eliminate any implied contractual covenant of good faith and fair dealing.

Each member of the Independent Committee receives an annual fee of $30,000, and each member of the Independent Committee also receives (a) a fee of $1,250 per meeting per fund for attendance in person or by telephone at a regularly scheduled quarterly meeting of the Independent Committee; and (b) a fee of $1,500 per meeting pro rated amongst applicable funds based on each fund’s net assets for attendance in person or by telephone at any special, non-regularly scheduled meeting of the Independent Committee. In addition to the payments described above, the Independent Committee chair receives an additional annual fee of $6,000. The Independent Committee members are also reimbursed for out-of-pocket costs in connection with attending Independent Committee meetings. The fees of the Independent Committee members are paid by NCAM, which is reimbursed for such fees on a pro rata basis based on fund assets of each fund managed by NCAM. NCAM currently manages two funds, the Fund and Nuveen Gresham Long/Short Commodity ETF (“CTF”).

The names of the members of the Independent Committee, their principal occupations and other affiliations during the past five years, and other directorships they hold are set forth below. The information listed below for each member of the Independent Committee includes the experiences, qualifications, attributes and skills that led to the conclusion, as of the date of this prospectus, that each member of the Independent Committee should serve as such.

The Independent Committee is comprised of the following members:

Christopher A. Cotter.    Mr. Cotter (age 55) is a Managing Director at River Branch Capital, where he is responsible for originating and executing transactions in a financial advisory and merchant banking capacity. Prior to this, from 2009 to 2011, he was the President and Founder of CAC Capital Advisory, LLC, where he served as a consultant to financial services firms and to boutique investment banks. Prior to founding CAC Capital Advisory, Mr. Cotter was a 20-year veteran of William Blair & Company, serving as Principal in the Financial Services Group from 1994 to 2009 and Associate from 1989 to 1993. Mr. Cotter worked on a full range of capital markets transactions, including mergers and acquisitions, private equity placements and public equity offerings for financial institutions. From 1987-1989, Mr. Cotter worked as an investment banking associate at Goldman Sachs in New York. Prior to this, he was a Certified Public Accountant with Price Waterhouse in Dallas, Texas from 1981 to 1985. He earned a Bachelor of Science in Finance from the University of Illinois and holds an MBA from Harvard Business School. Mr. Cotter holds the Series 7, 24, and 63 FINRA licenses.

Jon C. Hunt.    Mr. Hunt (age 63) retired in March 2013 from Convergent Capital Management, a multi-boutique asset management company, where he served as Managing Director and Chief Operating Officer from

February 1998 through June 2012. He was involved in all management and acquisition activities and primarily responsible for post-acquisition affiliate support, including strategy design and execution, marketing, financial management, operations, governance, and compliance. Mr. Hunt serves as trustee for the Advisors Inner Circle III Funds and related funds (since February 2014) sponsored by SEI Corporation. Mr. Hunt also serves as trustee (since March 2013) for City National Rochdale Funds, a proprietary fund complex. Prior to serving as trustee for City National Rochdale Funds, he worked as business manager for those Funds, responsible for negotiating contracts, board interaction and advisor/sub-advisor oversight. Prior to joining Convergent Capital, Mr. Hunt worked for the Northern Trust Company from 1973 to 1998. His most recent role was Senior Vice President in the Corporate and Institutional Services group, responsible for product development, product management, and marketing for Northern Trust Global Investments (“NTGI”). His responsibilities also included product management for the Master Trust and Master Custody, as well as Treasury Management businesses. Prior to this role, Mr. Hunt was responsible for NTGI Investment Products and Sales and served as the leader of Treasury Management Product Management, Marketing, Production and Servicing. He earned a Bachelor of Arts in Economics from Northwestern University, and an MBA from Kellogg Graduate School of Management.

L. Joe Moravy.    Mr. Moravy (age 64) retired in February 2014 from Finance Scholars Group, a boutique consulting firm providing litigation support services, where he served as Managing Director since March 2010. From November 2008 to March 2010, Mr. Moravy was a Managing Director at LJM Advisory Services, providing audit and accounting related litigation support services. From June 2002 to October 2008, Mr. Moravy was a Partner at Ernst & Young LLP in the Financial Services Practice, providing Assurance and Advisory Services to public and private financial services companies. Prior to Ernst & Young, Mr. Moravy was a Partner from 1987 to 2002 and Audit Professional from 1974 to 1987 at Arthur Andersen LLP. In this role, he provided audit services to public and private financial services companies, as well as advisory services related to derivatives and treasury risk management. Since 2008, Mr. Moravy is a trustee on the board of AQR Funds, where he is the designated financial expert, as well as the Chair of the Audit Committee and member of the Nominating & Governance Committee. Mr. Moravy earned a Bachelor of Science in Business Administration (Economics concentration) from Michigan Technological University in 1972 and an MBA (Accounting concentration) from the University of Michigan in 1974. Mr. Moravy is a Certified Public Accountant in Illinois since 1975. He serves as a Life Trustee of the Michigan Tech Fund and is a member of the American Institute of Certified Public Accountants, Illinois CPA Society, Independent Directors Council of the Investment Company Institute, and the National Association of Corporate Directors.

Harry W. Short.    Mr. Short (age 68) retired in April 2005 from a fifteen year career (since January 1990) at The Northern Trust Corporation and The Northern Trust Company, where he served most recently as Executive Vice President and Controller, responsible for all corporate-wide accounting and tax matters, and Sarbanes-Oxley 404 internal controls compliance. He was the Chairman of the Profit Improvement Committee, member of the Corporate Risk Compliance and Credit Policy Committees, and was primary liaison with the Audit Committee of the Board of Directors. Prior to his career at Northern Trust, Mr. Short was a Partner in the Financial Services Practice at the international accounting firm KPMG, where he served from 1969 through 1990, focusing on audit, due diligence, and relationship management for banking and financial services clients. Mr. Short was a Certified Public Accountant in Illinois, New York, and New Jersey. He earned a Bachelor of Business Administration from Siena College, and an MBA from St. John’s University. He served as President of the Board of Directors of the Chicago Children’s Advocacy Center. Mr. Short was a member of the American Institute of Certified Public Accountants, the Illinois CPA Society, the Executive Committee of the Chicago Civic Federation, the Audit Commission of the Bank Administration Institute, and DePaul University Finance Advisory Board.

Manager and Subadvisers

Manager.    NCAM is the manager of the Fund and is responsible for determining the Fund’s overall investment strategy and its implementation, including:

•	the selection and ongoing monitoring of:

•	the commodity subadviser, which will invest the Fund’s assets in Commodity Futures contracts; and

•	the collateral subadviser, which will invest the Fund’s Collateral in short-term, high grade fixed income securities and cash equivalents;

•	the assessment of performance and potential needs to modify strategy or change subadvisers;

•	the determination of the Fund’s administrative policies;

•	the management of the Fund’s business affairs; and

•	the provision of certain clerical, bookkeeping and other administrative services for the Fund.

The manager is registered with the CFTC as a CPO (effective date of registration was January 4, 2006) and is a member of the NFA (effective date of membership was January 4, 2006). The manager withdrew its CTA registration effective March 2, 2013. Except to the extent carried out by the Independent Committee, the manager has complete responsibility to ensure that the Fund complies with all obligations under the CEA. The manager, commodity subadviser and collateral subadviser act in a similar capacity for CTF, which is a Nuveen Investments-sponsored exchange-traded commodity pool that completed its initial public offering on October 25, 2012. Neither the Fund nor the manager has established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund. Shares of other commodity pools are not offered pursuant to this prospectus.

The manager may change, or temporarily deviate from, the Fund’s investment strategy and the manner in which the strategy is implemented if the manager determines that it is in the best interests of Fund shareholders to do so based on existing market conditions or otherwise. For instance, the manager could change or deviate from the Fund’s investment strategy or the manner in which it is implemented if, among other things, the manager determined to replace Gresham (in which case the Fund would no longer employ the long-biased commodity investment program because the long-biased commodity investment program is proprietary to Gresham), or unforeseen circumstances arose that necessitated a change in the Fund’s strategy or its implementation. In addition, the manager has the rights and obligations with respect to the Fund as described under “Trust Agreement.” As permitted under Delaware law, the Trust Agreement provides that the manager does not owe any duties (including fiduciary duties) to the Fund, other than the implied contractual covenant of good faith and fair dealing. In their dealings with the Fund, the commodity subadviser and collateral subadviser are subject to the fiduciary duties imposed on them by the CEA and the Investment Advisers Act, respectively.

For more information regarding the manager’s operating experience with the Fund, see “Fund Performance Record” on page 43.

The manager is a wholly-owned subsidiary of Nuveen Investments, a Delaware corporation. Founded in 1898, Nuveen Investments and its affiliates had approximately $223 billion of assets under management as of September 30, 2015. Nuveen Investments is a listed principal of the manager. The following is information on the other principals of NCAM:

William Adams IV (age 60) has served as President of NCAM since August 30, 2011 and was Managing Director of NCAM from April 2010 until August 2011. He is the principal executive officer of NCAM and supervises its overall business activities. Since January 1, 2011, Mr. Adams has also served as Co-President of Nuveen Fund Advisors, LLC (“NFAL”), a registered commodity pool operator that manages investment companies subject to CFTC regulation. As Co-President, he is the executive responsible for all business-related decisions involving closed-end funds managed by NFAL. Mr. Adams is a member of the Office of the Chairman of Nuveen Investments and serves on the firm’s Executive Committee and Product Development Committee. Mr. Adams is also Senior Executive Vice President (since January 2011), prior thereto, Executive Vice President, of Global Structured Products at Nuveen Investments where he is responsible for the firm’s closed-end fund business. Previously, Mr. Adams was Managing Director of Structured Investments, effective September 1997, where he headed Nuveen’s closed-end fund and unit investment trust business units, and Vice President and Manager of Corporate Marketing, effective August 1994, where he was responsible for the distribution of

Nuveen’s investment products, including overseeing all sales and marketing activities. Mr. Adams was listed as a principal and registered as an associated person of NCAM on May 7, 2010 and July 13, 2010, respectively, and of NFAL on August 2, 2012 and January 1, 2013, respectively.

Margo Cook (age 51) has been Managing Director of NCAM since October 2011. Ms. Cook has also served as Senior Executive Vice President (previously Executive Vice President (January 2011-May 2015) and Managing Director (October 2008-January 2011)), Head of Strategy and Multi-Asset Class Solutions, for Nuveen Investments and NFAL since May 2015. In addition to strategy and multi-asset class solutions, Ms. Cook oversees Investment Services, the group responsible for investment oversight, valuation and risk management for all funds managed by NCAM and NFAL. Ms. Cook is a member of the Office of the Chairman of Nuveen Investments and serves on the firm’s Executive Committee and Product Development Committee, and she chairs NCAM and NFAL’s Oversight Committees. Prior to joining Nuveen Investments in October 2008, Ms. Cook served as Global Head of Bear Stearns Asset Management’s institutional asset management business from June 2007 to October 2008, which included managing several equity and fixed income portfolio teams, and serving on the firm’s Executive and Management Committees. Prior to joining Bear Stearns in June 2007, Ms. Cook held a number of leadership roles, starting in September 1986, within The Bank of New York Mellon’s asset management business, including: CIO and Head of Institutional Asset Management (2005-2007), Head of Institutional Fixed Income (1996-2005) and Senior Fixed Income Portfolio Manager (1988-1996). Ms. Cook is a Chartered Financial Analyst charterholder and received an executive MBA from Columbia University in May 2002. Ms. Cook was listed as a principal of NCAM on November 23, 2011, and of NFAL on December 14, 2012.

Stephen D. Foy (age 61) has served as Chief Financial Officer and principal financial officer of NCAM since February 2010. Mr. Foy supervises the records and accounting systems of NCAM and the preparation of the Fund’s financial reports. Mr. Foy, a certified public accountant, is also a Managing Director (since March 2014), formerly Senior Vice President (May 2010 - March 2014), and Funds Controller (since May 1998) of Nuveen Investments, and a Managing Director (since March 2014), formerly Vice President (May 2005 - May 2010) and Senior Vice President (May 2010 - March 2014), of NFAL. In these capacities, Mr. Foy is responsible for overseeing the relationships and operations of the third party fund accountants and custodians for the Nuveen Funds; for managing the fund administration activities for the Nuveen Funds, including shareholder reporting and periodic regulatory filings, preparation of tax returns and performance of tax compliance, preparation of expense budgets and maintenance of accrued expenses; for maintaining the relationships with the independent accountants and the audit committee of the Boards of Directors/Trustees of the Nuveen Funds; and for overseeing the accounting, custody and administration services provided by third parties to certain Dublin-based UCITS funds and other investment vehicles advised by NFAL. Mr. Foy was listed as a principal of NCAM on May 19, 2010.

Carl M. Katerndahl (age 53) has been a Managing Director of NCAM since May 2010. Mr. Katerndahl is also Senior Executive Vice President (formerly Executive Vice President (December 2007 - May 2015)), Head of Retail Distribution and Marketing, for Nuveen Investments, responsible for retail sales, marketing and client service for the entire firm, including NCAM and NFAL. Previously, Mr. Katerndahl was Managing Director and Head of the Private Client Group for Nuveen Investments since July 2002. Prior thereto, Mr. Katerndahl was a Managing Director and Head of Sales for NWQ Investment Management Company, LLC, a registered investment adviser acquired by Nuveen Investments in August 2002. Mr. Katerndahl was listed as a principal and registered as an associated person of NCAM on June 18, 2010 and July 13, 2010 respectively, and of NFAL on December 7, 2012 and January 1, 2013, respectively. He withdrew his status as an associated person of NCAM and NFAL effective July 16, 2013.

Shanita Smith (age 37) has served as Chief Compliance Officer of NCAM since April 2013. She is responsible for implementing the compliance program and internal controls to ensure NCAM’s compliance with applicable regulatory requirements. Ms. Smith also oversees the compliance program of Nuveen Securities, LLC, a broker-dealer affiliate of NCAM (since May 2012). Ms. Smith assumed these positions after initially joining Nuveen Investments as a Senior Compliance Administrator in January 2011. Previously, Ms. Smith worked at

Ariel Investments, an investment management firm (June 2006 to January 2011), where she held a variety of roles in compliance, transfer agent oversight and shareholder communications for the Ariel Mutual Funds. From April 2004 to June 2006, Ms. Smith worked at Vista360, a compliance consulting firm, where she managed client engagements. Prior thereto, Ms. Smith held a compliance position at U.S. Bancorp Asset Management, an investment management firm (January 2001 to April 2004), focusing on fund compliance. Ms. Smith was listed as a principal of NCAM on May 6, 2013.

Commodity Subadviser.    The manager has selected Gresham NTA, a division of Gresham LLC, to manage the Fund’s commodity futures investment strategy. Gresham LLC is a Delaware limited liability company, the successor to Gresham Investment Management, Inc. formed in July 1992 by Dr. Henry Jarecki, who serves as the Chairman. Beginning in 1987, Dr. Henry Jarecki, the founder of Gresham LLC, and Mr. Jonathan Spencer began managing commodity futures in a proprietary family account. Gresham LLC’s actively managed commodity futures strategies were first offered to outside clients beginning in September 2004. Gresham LLC maintains its main business office at 257 Park Avenue South, Suite 700, New York, NY 10010. Gresham LLC is registered with the CFTC as a CTA (effective date of registration was August 17, 1994) and as a CPO (effective date of registration was August 17, 1994) and is a member of the NFA (effective date of membership was August 17, 1994). Gresham LLC also has been registered with the SEC as an investment adviser since April 2005. As of September 30, 2015, Gresham LLC had approximately $9.2 billion of client assets under management, including approximately $4.7 billion under management by Gresham NTA and approximately $4.5 billion under management by Gresham LLC’s other division. Gresham LLC’s senior portfolio management team has extensive experience in the overall supervision of commodities portfolio management and trading operations. Furthermore, the entire Gresham LLC team collectively has over 300 years of experience focused on commodities. Gresham LLC’s sole business activity is to render commodity investment advisory services and manage assets on behalf of its clients and in doing so it administers several commodity investment programs. Gresham LLC offers investment management services through two independent divisions, Gresham NTA and the Term Structure Monetization division (“Gresham TSM”). Gresham NTA and Gresham TSM operate independently of each other under the independent account controller exemption under CFTC Regulation 150.3(a). Each division implements independent trading decisions and positions, is restricted from having access to or knowledge of the other division’s trading decision and positions, and is physically and technologically separated from the other division.

On December 31, 2011, Nuveen Investments completed its acquisition of a 60% stake in Gresham LLC. As part of the acquisition, Gresham LLC’s management and investment teams maintained a significant minority ownership stake in the firm and will operate independently while leveraging the strengths of certain shared resources of Nuveen Investments. As of June 1, 2015, Nuveen Investments owned a 65% stake in Gresham LLC.

Gresham LLC’s principals are Commodity Investment Fund LLC, The GIMI 2011 Trust, Nuveen Investments, Jonathan S. Spencer, Douglas J. Hepworth, Reinhold Gebert, Robert Reeves, Adam Gehrie and Dr. Henry G. Jarecki. Susan Wager and Randy Migdal (who are not principals of Gresham LLC) serve as the Fund’s portfolio managers with respect to the Fund’s commodity investments.

Jonathan Spencer (age 51), the President of Gresham LLC since August 1995, has been listed with the CFTC as a principal and associated person of Gresham LLC since August 17, 1994. Mr. Spencer is Gresham LLC’s Chief Investment Officer and provides overall supervision of the portfolio management teams that are responsible for the execution of the investment strategies and the portfolio management operations for the accounts managed by Gresham and all other investment accounts. Mr. Spencer is also responsible for Gresham LLC’s operational and administrative matters. In December 1986, Mr. Spencer began working for The Falconwood Corporation, a family office that is affiliated with Gresham LLC and that manages investments and affairs for the Jarecki family, and is currently a portfolio manager and an Executive Vice President of that office. Since June 1999, Mr. Spencer served as President of Enhanced Index Management, LLC (“EIM”), an asset management company formed as a Delaware limited liability company in March 1999. He was listed as an associated person and principal of EIM from June 1999 to April 2005. EIM was formed to offer money management services, but has never actively engaged in that business. Prior thereto, Mr. Spencer was the

President of KPQ Futures (“KPQ”), a futures commission merchant, from September 1991 to July 1995 (principal and associated person of KPQ from December 1991 to July 1995). From August 1995 to August 1996, Mr. Spencer was Executive Vice President of Windham Futures Corporation (“Windham”) (formerly Brody, White & Company, Inc.), a futures commission merchant, and was listed as a principal of Windham during that same period. At Windham, Mr. Spencer was an officer and signatory. Additionally, Mr. Spencer was listed as an associated person from July 1992 to April 1997 and principal from January 1993 to April 1997 of Gresham Asset Management Inc. (“GAM”), a registered commodity pool operator and commodity trading advisor, where he was a principal and officer, and acted as a Trading Manager for a commodity pool. GAM was formed to raise money for managed futures funds but never actively engaged in that business. Mr. Spencer received a Bachelor of Science Degree in Management Information Systems from the State University of New York at Buffalo in 1986.

Douglas Hepworth (age 55) has been Executive Vice President of Gresham LLC since January 2004. He has been listed with the CFTC as a principal of Gresham LLC since February 24, 2004 and an associated person of Gresham LLC since March 4, 2004. He has also served on the firm’s operating committee since January 2012. In his current role, which he assumed in July 2013, Mr. Hepworth is Senior Portfolio Manager for Gresham LLC’s term structure monetization (“TSM”) strategy. From January 2004 to June 2013, Mr. Hepworth served as Gresham LLC’s Director of Research, developing strategy rules and benchmarks, which were used systematically for purposes of analyzing investment performance and risk management processes. Mr. Hepworth re-joined The Falconwood Corporation, a family office that is affiliated with Gresham LLC that manages investments and affairs for the Jarecki family, in April 2000 as Director of Research and currently holds that title. Prior thereto, from August 1995 to March 2000, Mr. Hepworth was employed as a trader and developer for Millennium Partners, a multi-strategy hedge fund based in New York. While a research analyst at The Falconwood Corporation from June 1993 until June 1995, Mr. Hepworth was listed as an associated person (January 1995 to August 1995) for GAM. GAM was formed to raise money for managed futures funds but never actively engaged in that business. Additionally, Mr. Hepworth was listed from December 1994 to January 1995 as an associated person for Windham. Mr. Hepworth received his BA from Columbia College in 1982. He earned his Chartered Financial Analyst (CFA) charter in 1994.

Susan Wager (age 49) is Managing Director of Gresham LLC and Senior Trader for Gresham NTA, having held those positions since March 2005. Ms. Wager is the Head Portfolio Manager for the Fund. Ms. Wager is also responsible for the management and proprietary trading of Gresham’s option strategies. From March 2004 to March 2005, Ms. Wager was a Risk Management and Business Analyst for Millennium Partners, a multi-strategy hedge fund. Her responsibilities included detailed work with risk management and trading and alert systems, and she had extensive interaction with traders, risk management, operations and technology departments. From March 2002 to March 2004, Ms. Wager was an Equity Research Assistant with Citigroup Smith Barney/Bear Stearns, a financial services firm, and was responsible for sales force, institutional client and company interaction and service. Ms. Wager was a Commodity Options Trader from December 1998 to January 2001 at FIMAT USA (now known as SG Americas Securities, LLC), a broker-dealer and futures commission merchant subsidiary of Société Générale, and she conceptualized, implemented and coordinated all trading strategies while functioning as a market maker in COMEX exchange traded options. She also monitored and managed portfolio risks with regard to hedge, volatility and switch exposures. From November 1987 to November 1998, Ms. Wager held various positions at The Mocatta Corporation (a firm specializing in commodity futures management, which later became The Falconwood Corporation), and the Falconwood Corporation (a family office that manages investments and affairs for the Jarecki family) and Brody, White & Company (a futures commission merchant), which included Commodity Options Trader (conceptualized, implemented and coordinated all trading strategies while functioning as a market maker in NYMEX/COMEX exchange traded options), Arbitrage and Product Trader (quoted and traded precious metal spot, forwards, futures, EFPs, investor products and options), and Loan Financing Specialist (worked in precious metals loan financing program).

Randy Migdal (age 43) is Managing Director of Gresham LLC and Head Trader for Gresham NTA, having held that position since June 2006. Mr. Migdal is a co-portfolio manager for the Fund, focusing on the implementation strategies for commodity futures positions and rolling commodity futures contracts. Mr. Migdal is also the portfolio manager for accounts employing Gresham’s Near Term Active strategy, including TAP®, which is utilized by the Fund. From January 2003 to June 2006, Mr. Migdal was seconded to the Lehman Brothers Investment Management Division, an asset management firm. His responsibilities included managing both the TAP® portfolio and the Risk Dispersing Portfolio, a long-only commodity futures asset allocation portfolio consisting of treasury bonds/notes, foreign stocks, domestic stocks, precious metals, tangible commodities and foreign currencies. Mr. Migdal also coordinated focus groups to assess managed futures opportunities for Lehman Brothers’ clients. He worked closely with senior management of the Lehman Brothers Investment Management Division to create a commodity fund-of-funds product to deliver to the retail and institutional community. From July 1995 to January 2003, Mr. Migdal was the Supervisor of Proprietary Trading for Gresham LLC’s affiliate, The Falconwood Corporation, where his responsibilities included executing all trading activity for TAP® as well as a dynamic hedging portfolio designed to counteract or enhance assigned asset allocation positions as necessitated by current market conditions. The Falconwood Corporation is a family office that manages investments and affairs for the Jarecki family.

Dr. Reinhold W. Gebert (age 49) has been Chief Operations Officer of Gresham LLC since October 2012, and has been listed with the CFTC as a principal and associated person of Gresham LLC since December 4, 2012. In this role, Dr. Gebert oversees all Trading Operations and Accounting Operations activities in the company. From March 2010 to September 2012, Dr. Gebert served as Executive Vice President and Chief Administrative Officer (CAO) of ContourGlobal, a global independent power producer, where he was responsible for all corporate administration functions and corporate services, including Finance and Accounting, Human Resources, Legal, Facilities Management, and Information Technology. From October 2008 to March 2010, Dr. Gebert was a Managing Director and the CAO of Barclays Wealth Americas (the successor organization of Lehman Brothers Private Investment Management), overseeing Administration, Strategy, Finance, and Project Management for the wealth management business in the Americas. From April 2002 to October 2008, Dr. Gebert worked as a Senior Vice President at Lehman Brothers Private Investment Management, initially in the role of Head of Business Strategy and Development and later as CAO. From April 1998 to April 2002, Dr. Gebert worked as an Engagement Manager in the Financial Institutions practice at McKinsey & Company, where he advised senior executives in the asset management and brokerage industry on strategy, business development, product design, pricing, and profitability. From October 1996 to April 1998, Dr. Gebert conducted research in theoretical high energy physics at the Institute for Advanced Study in Princeton, focusing on mathematical aspects of string theory. Dr. Gebert received an M.Sc. in Mathematics from the University of London in November of 1991 and a Doctorate in Theoretical Physics from Hamburg University in Germany in December of 1994.

Robert Reeves (age 64) is the Chief Financial Officer for Gresham LLC, having held that position since July 2009. He has been listed as a principal of Gresham LLC since August 31, 2009. Mr. Reeves supervises the reconciliation of all accounts at the Fund’s futures commission merchant. Before joining Gresham LLC, Mr. Reeves was actively pursuing career opportunities in the commodity futures industry from November 2008 to July 2009. Mr. Reeves served from December 2002 to November 2008 as the Chief Financial Officer at FIMAT USA (now known as SG Americas Securities, LLC), a broker-dealer and futures commission merchant subsidiary of Société Générale. He was listed as a principal for FIMAT from January 2003 to January 2008. Additionally, Mr. Reeves was listed as a principal from May 2005 to November 2005 of FIMAT Preferred LLC, a futures commission merchant and subsidiary of FIMAT USA. Mr. Reeves graduated from Fairfield University with a Bachelor of Science in Accounting and is a certified public accountant.

Adam Gehrie (age 36) has been General Counsel and Chief Compliance Officer of Gresham LLC since March 2014, and has been listed with the CFTC as a principal of Gresham LLC since April 15, 2014. From November 2010 to February 2014, Mr. Gehrie served as Compliance Counsel at Eton Park Capital Management, LP, a private funds manager, where he generally advised on regulatory issues impacting Eton Park. From March 2006 to November 2010, Mr. Gehrie was an Associate in the Financial Services Group of Dechert LLP, a law firm, where his practice focused on private fund formation and investment vehicle design, regulatory advice, management company and general partner structuring and investor representation. From September 2004 to

February 2006, Mr. Gehrie was an Associate in the Corporate Department of Orrick, Herrington & Sutcliffe LLP, a law firm, where he represented private fund managers and investors in private funds. Mr. Gehrie received his B.A., magna cum laude, from Amherst College in May 2001 and his JD from Georgetown University Law Center in May 2004. Mr. Gehrie was elected to Phi Beta Kappa at Amherst and served as an editor of the Georgetown Law Journal while in law school.

Henry Jarecki (age 82) has been the Chairman of Gresham LLC since March 1994 as well as the head of the Investment Policy Committee for TAP®. He has been listed as a principal of Gresham LLC since March 12, 2002. Dr. Jarecki is known in the precious metals business for his work with Mocatta & Goldsmid, bullion dealers to the Bank of England since 1671, and with Mocatta Metals Inc., a company he founded and later sold to Standard Chartered Bank. Dr. Jarecki was Chairman of Mocatta Metals Inc. from September 1973 to May 1989, which was the owner of Mocatta Trade Corporation, a registered futures commission merchant, from May 1979 to July 1986. In addition, Dr. Jarecki’s career has included senior management positions at international commodity futures trading and brokerage firms, Brody White & Co., Inc. and Brody White (UK) Ltd. (where he served as Chairman of both firms from May 1971 to August 1995), until their sale to the FIMAT arm of Société Générale. Dr. Jarecki was also Chairman of the Board of Windham from August 1995 until December 2001 and was registered as a principal from April 1972 to August 1996. Additionally, Dr. Jarecki was the Chairman of MovieFone, Inc., a movie listing and ticketing service, from May 1994 until its sale to America Online in May 1999. Dr. Jarecki was a Director of the NFA from December 1979 to January 1993 and served as a Director of the Commodity Exchange, Inc. from December 1970 to January 2002, the Chicago Board of Trade from December 1970 to January 1996, and the Futures Industry Association from December 1979 to January 1985. Dr. Jarecki has been an officer of The Falconwood Corporation (formerly known as The Mocatta Corporation) since he founded it in September 1976, and is currently the Chairman of that company. He was listed as a principal for this entity from December 1986 to April 1989. Additionally, from March 1992 to December 1992, Dr. Jarecki was listed as a principal for GAM. GAM was formed to raise money for managed futures funds but never actively engaged in that business. Trusts for the benefit of Dr. Jarecki and his family were partners in Fixed Plus Assets Management, LP (“Fixed Plus”), an asset management firm, from July 1992 until December 2005. Dr. Jarecki was listed as a principal for Fixed Plus from March 1995 to June 1997. Dr. Jarecki was also a minority shareholder in Advanced Computer Strategies, Inc., a company formed to act as general partner of a commodity pool operator, from August 1991 to July 1992. Dr. Jarecki was listed as a principal from October 1991 to July 1992 and again from April 1993 to July 1994 for that entity. Prior thereto, Dr. Jarecki was Chairman of Falconwood Securities Corporation, a futures commission merchant, and was listed as a principal from April 1983 to May 1989 of that entity. He is a graduate of the University of Heidelberg and is a practicing physician.

Commodity Subadviser Investment Philosophy.    Gresham believes that commodities as an asset class are often under-represented in the investment portfolios of individuals and institutional investors, and that maintaining consistent exposure to commodities, and employing diversified long-biased strategies in particular, may potentially add significant diversification benefits to an investor’s portfolio that is otherwise composed primarily of U.S. equities and U.S. bonds.

Because the structure and operation of the commodities futures markets provide an opportunity for investors to potentially achieve positive total returns, Gresham believes that fully collateralized commodity futures contracts offer investors the most direct and efficient means to access commodities as an asset class. Over the long term, Gresham believes fundamental rules-based programs that invest in fully collateralized long-biased commodity programs offer the potential for positive total returns with low correlations to equity and debt markets. Gresham believes that such rules-based programs should (i) focus on fundamental qualitative factors, including global production trends, trading volumes for commodity futures contracts, global import/export trade values, the volatility and momentum trends of futures contract prices and the overall liquidity of markets worldwide and (ii) create consistent exposure through a diversified portfolio of commodity contracts that may substantially reduce the volatility of returns compared with investments in individual commodities or small groups of commodities with limited diversification.

Gresham is an active commodities manager and can seek to more efficiently implement the Fund’s Commodity Futures trades because it is not restricted to rolling the Fund’s Commodity Futures contracts on predetermined business days. Gresham may elect to roll contracts on dates other than those on which broad commodity market indices generally roll, in order to seek to benefit from more attractive pricing on those alternative dates. If Gresham rolls contracts on the same day as a broad commodity market index, it may trade intra-day based on its assessment of liquidity levels and price activity in the market. On the other hand, commodity indices publish and employ transparent futures rolling conventions. Broad commodity market indices generally track hypothetical investments in a basket of commodity futures contracts in which expiring contracts are rolled forward to the next set of corresponding nearby commodity futures contracts. Both commodity indices have futures rolling conventions with rolls implemented on a fixed schedule from the fifth through ninth business days of every month. Such index transparency, combined with high turnover, may result in these business days being particularly inopportune days to trade. When passively managed commodity funds linked to commodity indices roll their futures contracts, imbalances of supply and demand may create market opportunities for active managers like Gresham.

Collateral Subadviser.    The manager has selected Nuveen Asset Management to invest the Fund’s collateral in short-term, high grade fixed income securities and cash equivalents. Nuveen Asset Management, 333 West Wacker Drive, Chicago, Illinois, 60606, a registered investment adviser, is a subsidiary of Nuveen Investments. Founded in 1898, Nuveen Investments and its affiliates had approximately $223 billion in assets under management as of September 30, 2015, of which over $138 billion was managed by Nuveen Asset Management. Nuveen Asset Management has been registered with the SEC as an investment adviser since November 24, 2010, and is registered with the CFTC as a CTA (effective date of registration was August 20, 2015) and as a swap firm (effective date of registration was September 24, 2015), and is a member of the NFA (effective date of membership was September 23, 2015). Although registered as a CTA, Nuveen Asset Management will not be providing commodity trading advice to the Fund. The Fund’s collateral may be invested in U.S. government securities and other short-term, high grade fixed income securities, including corporate obligations, and cash equivalents. Such securities are common investments for Nuveen Asset Management in several of its investment strategies.

Mr. Douglas M. Baker (age 43) is a Senior Vice President and Portfolio Manager for Nuveen Asset Management. Mr. Baker serves as the Fund’s portfolio manager with respect to the Fund’s collateral investments managed by Nuveen Asset Management. In addition, Mr. Baker manages the derivative overlay program for Nuveen Asset Management which includes, among other things, negotiating derivatives documentation, constructing derivative strategies for Nuveen Asset Management portfolio managers, and executing exchange-traded and over-the-counter derivative-related trades. Mr. Baker joined Nuveen Asset Management in March 2006 as a Vice President and Derivatives Analyst. Mr. Baker’s responsibilities include portfolio management duties for the Fund, CTF, the Nuveen Preferred and Income Term Fund, the Nuveen Preferred Securities Fund, the Nuveen Preferred Income Opportunities Fund, the Nuveen Inflation Protected Municipal Bond Fund, the Nuveen Gresham Diversified Commodity Strategy Fund, and the Nuveen Gresham Long/Short Commodity Strategy Fund, as well as separately managed account strategies. Prior to joining Nuveen Asset Management, Mr. Baker spent three years at Lehman Brothers in institutional fixed income and derivatives sales, and prior thereto, he spent approximately five years at Bank of America in corporate and commercial banking. Mr. Baker earned his BS in finance with honors from the University of Illinois and his MBA in finance and economics with honors from the University of Chicago Booth School of Business.

Collateral Subadviser Investment Philosophy.    Nuveen Asset Management invests the Fund’s collateral (except collateral held in a margin account by the commodity broker) using a short-term, near-cash, fixed-income strategy. Nuveen Asset Management emphasizes current income, liquidity and preservation of capital. As a result, the Fund maintains significant collateral that is invested in cash equivalents, U.S. government securities and other short-term, high grade fixed income securities with maturities up to one year. These collateral investments (other than U.S. government securities) shall be rated at all times at the applicable highest short-term or long-term debt or deposit rating or money market fund rating as determined by at least one NRSRO or, if unrated, shall be judged by Nuveen Asset Management to be of comparable quality.

Management Fees

The Fund has agreed to pay the manager an annual fee equal to 0.85% of the Fund’s average daily net assets, for the services and facilities provided by the manager, payable on a monthly basis. “Average daily net assets” means the total assets of the Fund, minus the sum of its accrued liabilities.

The fees of the commodity subadviser and collateral subadviser are paid by the manager out of the fees the manager receives from the Fund, and the Fund does not reimburse the manager for those fees.

The manager pays all of the Fund’s routine operating, administrative and other ordinary expenses, including, but not limited to, fees and expenses of the Trustee and the Independent Committee, transfer agent fees, custodial fees, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs, expenses related to registration statements, shareholder reports and reports to governmental agencies, and taxes, if any.

The Fund will bear all brokerage commissions and fees on Commodity Futures contracts and all transaction fees on Collateral investments. Brokerage commissions and fees include rebalancing costs, floor brokerage, NFA, exchange, clearing and give-up fees. The total amount of brokerage commissions and fees will vary based upon the frequency of trading activity in the Fund’s commodity portfolio, the specific Commodity Futures purchased, and the volatility of the commodity futures market. Transaction fees will vary based upon the trading activity in the Fund’s Collateral portfolio, the specific investments made, and the prevailing interest rates in the fixed income markets.

The agreements with each of the subadvisers may be terminated at any time, without penalty, by either the manager or a subadviser upon 120 days written notice. Also, the agreement with the commodity subadviser can be terminated by the commodity subadviser in certain circumstances on 90 days notice. Each of the agreements provides that the subadviser will not be liable to the Fund in connection with the performance of its duties, and the Fund will indemnify the subadviser for losses and costs arising out of its status as a subadviser to the Fund if the subadviser acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Fund, except, in each case, for a loss resulting from the subadviser’s willful misfeasance, bad faith or gross negligence or reckless disregard of its duties and obligations under the agreement. The subadviser will indemnify the Fund and the manager for losses and costs attributable to such willful misfeasance, bad faith, gross negligence or reckless disregard.

If the manager determines it is in the best interests of shareholders to select additional CTAs or replace a subadviser, the manager will consider certain information with respect to each new CTA, including the following:

•	general information including the identity of its affiliates and key personnel;

•	investment strategy and risk management of the CTA;

•	the CTA’s financial condition;

•	relevant performance history and the quality of services provided;

•	fees and expenses; and

•	capacity to take on new business.

None of the foregoing agreements, or any extensions or replacements of such agreements, are subject to the approval of the Independent Committee or the Fund’s shareholders. As a result, the manager may amend, extend or replace any such agreement in its sole discretion, and therefore may increase the fees of the manager and either subadviser without any approval by the Independent Committee or the Fund’s shareholders.

FUND PERFORMANCE RECORD

The performance capsule and rates of return table set forth below reflect performance from the Fund’s initial public offering on September 27, 2010 through September 30, 2015. In connection with the Fund’s conversion to an ETF structure on                     , 2016, the Fund adopted certain changes to its investment strategies and policies; the performance information below for periods prior to this date reflects the Fund’s performance under its prior investment strategies and policies.

Performance Capsule for the Nuveen Gresham Diversified Commodity ETF

Data as of September 30, 2015

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CPO:	Nuveen Commodities Asset Management, LLC
Name of Commodity Subadviser:	Gresham Investment Management LLC
Name of Collateral Subadviser:	Nuveen Asset Management, LLC
Name of Commodity Pool:	Nuveen Gresham Diversified Commodity ETF
Type of Pool	Publicly Offered
Inception of Trading:	September 30, 2010
Aggregate Gross Capital Contributions(1):	$231.7 million
Current Net Asset Value:	$97.5 million
Largest Monthly Draw-Down(2):	-12.84% (September 2011)
Worst Peak-to-Valley Draw-Down(3):	-45.56% (from April 2011 to September 2015)

(1)

Aggregate gross capital contributions represent 840 Shares sold to the manager, offering proceeds from the issuance of 8,550,000 Shares from the Fund’s initial public offering before deduction of underwriting discounts and offering expenses, and the issuance of an additional 716,200 Shares pursuant to the underwriters’ over-allotment option. No further capital contributions have been made to the Fund since its initial public offering. Since its initial public offering, the Fund has repurchased 220,000 of its Shares.

(2)	Largest monthly draw-down represents the Fund’s largest negative monthly return on net asset value for any calendar month since its initial public offering.

(3)

Worst peak-to-valley draw-down represents the greatest cumulative percentage decline in month end net asset value due to losses sustained by the Fund during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month end net asset value.

Rates of Return(1)

Performance Data for the Nuveen Gresham Diversified Commodity ETF

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2010		2011		2012		2013		2014		2015
Jan			1.89%		3.47%		2.69%		-0.44%		-4.55%
Feb			2.12%		3.20%		-4.01%		4.96%		3.52%
Mar			2.31%		-3.25%		-0.22%		-0.05%		-3.99%
Apr			2.84%		-0.79%		-3.57%		1.67%		5.98%
May			-4.94%		-9.54%		-1.14%		-1.55%		-2.24%
Jun			-3.67%		3.43%		-3.59%		1.15%		0.18%
Jul			3.18%		4.18%		2.22%		-4.29%		-9.61%
Aug			0.02%		3.00%		3.57%		-1.14%		-1.45%
Sep	-4.72	%(2)	-12.84%		1.34%		-2.07%		-5.60%		-3.26%
Oct	3.76%		6.95%		-3.61%		-0.96%		-1.25%
Nov	0.71%		-1.17%		0.71%		-1.19%		-4.07%
Dec	9.29%		-2.61%		-1.71%		0.77%		-8.09%
Year-to-Date	8.80	%(1),(3)	-7.16	%(1)	-0.50	%(1)	-7.57	%(1)	-17.75	%(1)	-15.13	%(1)

(1)

Rates of return represent the Fund’s monthly total returns on net asset value, assuming reinvestment of distributions. The 2010 Fund Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period from the Fund’s initial public offering on September 27, 2010. The 2011, 2012, 2013 and 2014 Fund Year-to-Date returns represent the cumulative compounded monthly total return on net asset value for the corresponding fiscal year. The 2015 Fund Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period January 1, 2015 to September 30, 2015.

(2)

Return reflects decline in the Fund’s net asset value between the Fund’s initial public offering on September 27, 2010 and the Fund’s September 30, 2010 inception of portfolio trading activities due to the effect of underwriting discounts and commissions and offering expenses.

(3)	Return reflects the inclusion of underwriting discounts and commissions and offering expenses incurred in connection with the initial offering.

THE COMMODITY BROKER

SG serves as the Fund’s commodity and clearing broker to execute and clear the Fund’s futures transactions and provide other brokerage-related services. SG is a futures commission merchant (effective date of registration was January 1, 2015) and broker-dealer (effective date of registration was April 23, 2004) registered with the CFTC and the SEC, respectively, and is a member of the NFA (effective date of membership was August 17, 2010) and FINRA (effective date of membership was April 23, 2004). SG is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation.

SG is headquartered at 245 Park Avenue, New York, New York 10167, with branch offices in Chicago, Illinois; Santa Monica, California (securities only); and Montreal, Canada (futures only).

On January 2, 2015, Newedge USA, LLC (“Newedge USA”) merged with and into SG, with the latter as the surviving entity.

In February 2011, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA exceeded speculative limits in the October 2009 live cattle futures contract on the Chicago Mercantile Exchange and failed to provide accurate and timely reports to the CFTC regarding their larger trader positions. Newedge USA paid a $140,000 civil penalty and disgorgement value of $80,910 to settle this matter. In addition, the CFTC Order required Newedge USA to implement and maintain a program designed to prevent and detect reporting violations of the CEA and CFTC regulations.

In January 2012, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA failed to file accurate and timely reports to the CFTC and failed to report certain large trader information to the CFTC. Newedge USA paid a $700,000 civil penalty to settle this matter. In addition, the CFTC Order required Newedge USA to timely submit accurate position reports and notices, and to implement and maintain procedures to prevent and detect reporting violations of the CEA and CFTC regulations.

In July 2013, Newedge USA settled, without admitting or denying the allegations, a matter brought by FINRA, on its behalf and on behalf of NYSE/NYSE ARCA, BATS and NASDAQ exchanges, involving rules and regulations pertaining to supervision of equities direct market access and sponsored access business, Regulation SHO and books and records retention. In connection with this matter, Newedge USA paid a fine of $9,500,000. In addition, Newedge USA agreed to retain an independent consultant to review its policies, systems, procedures and training relating to these areas and to implement the recommendation of such consultant based on its review and written reports.

In February 2015, SG, as successor to Newedge USA, settled, without admitting or denying the allegations, a matter brought by CME Group alleging that on multiple occasions between 2010 and 2012, Newedge USA employees executed certain customers’ orders as exchanges for related positions (EFRPs), instead of on CME Group’s GLOBEX platform. The settlement also included allegations that EFRPs were non bona fide and/or inadequately documented. In connection with this matter, SG paid a fine of $1,100,000 to Comex and $650,000 to NYMEX.

Other than the foregoing proceedings, which did not have a material adverse effect upon the financial condition of SG, there have been no material administrative, civil or criminal actions brought, pending or concluded against SG or its principals in the past five years.

Neither SG nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or an investment in the Fund, or give any guarantee as to the performance or any other aspect of the Fund.

CONFLICTS OF INTEREST

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase Shares. The manager and the subadvisers will use this notice of conflicts as a defense against any claim or in any proceeding.

The Manager

The manager and the subadvisers are affiliates. As a result, the fees paid by the manager to the subadvisers have not been established by “arm’s-length” negotiations, and the manager has less of an incentive to replace the subadvisers.

The manager has sole authority to manage the operations of the Fund, and in exercising this authority may contemplate actions that pose a potential conflict with shareholders’ interests, or between different groups of shareholders. The manager resolves conflicts of interest as they arise based on its judgment and analysis of the particular conflict. While there are no formal procedures to resolve conflicts of interest, the manager seeks to resolve all potential conflicts in a manner that is fair and equitable to the Fund and its shareholders over time. However, it is possible that the manager could resolve a potential conflict in a manner that is not in the best interest of the Fund or shareholders. Your lack of voting control and the provisions of the Trust Agreement mean that you will have almost no ability to influence matters such as changes in the Fund’s basic investment policy, the expenses incurred by the Fund, or the sale or distribution of the Fund’s assets.

The Commodity Subadviser

Situations may arise where the Fund could be disadvantaged because of activities conducted by the commodity subadviser for other clients. Such situations may be based on, among other factors, legal restrictions on the combined size of commodity positions (commonly referred to as “position limits”) that may be taken for all accounts managed by the commodity subadviser or the difficulty of liquidating an investment for more than one account where the market cannot absorb the sale of the combined positions. It is possible that investment decisions of the commodity subadviser may be modified and that positions held by the Fund may have to be liquidated to avoid exceeding position limits, potentially resulting in substantial loss. Instances also may arise where the commodity subadviser determines that an investment opportunity is suitable for more than one account but the market is too illiquid to enable each such client to participate to the extent advisable. In the above situations, or in other situations in which conflicts arise, the commodity subadviser will endeavor to allocate investment opportunities fairly.

Commodity futures contract orders for a client account may, but are not required to, be combined with orders for other accounts managed by the commodity subadviser. When orders are combined and it is not possible to receive the same execution price, the commodity subadviser utilizes average pricing when allocating executed orders among accounts where possible, and a client account will be charged or credited with the average price. The effect of the average price may operate on some occasions to the disadvantage of the Fund. Where it is not possible to use average pricing, the commodity subadviser will allocate executed orders in accordance with a systematic methodology that is designed to assure equitable treatment of all accounts over time. The effect of using this methodology may on some occasions disadvantage the Fund. Alternatively, if the commodity subadviser chooses to liquidate positions held on behalf of the Fund to an extent greater than other accounts under the commodity subadviser’s management, the result to the Fund would be further reduction in the potential for profit and/or more substantial losses should the exit of the positions be at unfavorable prices.

Management of Other Client Accounts by the Manager and the Subadvisers

The manager and the commodity subadviser operate commodity pools, and the subadvisers manage other client accounts. The manager and the subadvisers therefore may be subject to conflicting demands in respect of their obligations to such other clients. Because each client’s fee arrangement may be different, a potential conflict may arise in the allocation of the manager’s or the subadvisers’ time and resources or investment opportunities among clients paying different fees. In addition, the subadvisers may engage in trades on behalf of some clients that are different from, or opposite to, trades for other clients. The manager and the subadvisers will endeavor to treat each client account fairly and will not intentionally favor one account over any other. Some clients are subject to different regulatory requirements, and as a result, some client accounts may not be permitted to engage in all the investment techniques or transactions or to engage in these transactions to the same extent as the other client accounts managed by the manager or the subadvisers.

Personal Trading by Principals and Employees of the Manager and the Subadvisers

Principals and employees of the manager and the subadvisers may trade for their own personal accounts. This could involve a conflict of interest in that the activities of the principals and employees of the manager and the subadvisers, subject to their fiduciary duties, may, from time-to-time, result in taking positions in their personal accounts which are different from, or opposite to, those held by the Fund, may trade ahead of the Fund and may compete with the Fund for positions in the marketplace. The records of the personal accounts of the principals and employees of the manager and the subadvisers will not be available for review or inspection by clients. Although principals and employees of the manager or subadvisers may trade for their own account, the firms’ policies prohibit taking positions recommended for client accounts ahead of, or on a more favorable basis than, client accounts. However, situations may arise where the Fund could be disadvantaged because of such investment activity.

The Fund, the manager, and the collateral subadviser have adopted codes of ethics that prohibit certain of their personnel from engaging in personal investments that compete or interfere with, or attempt to take advantage of a client’s, including the Fund’s, anticipated or actual portfolio transactions, and are designed to assure that the interests of clients, including Fund shareholders, are placed before the interests of personnel in connection with personal investment transactions. Personnel subject to a code of ethics may invest for their personal accounts, including in instruments that may be purchased or held by the Fund, but only so long as such investments are made in accordance with a code’s requirements.

Gresham LLC maintains internal policies and procedures relating to personal investment activities of its principals, affiliates and employees. The policies and procedures provide that these individuals may not take the same positions as are recommended for client accounts prior to, or on a more favorable basis than, client accounts on a given trading day. Moreover, Gresham LLC requires that transactions in an implementation strategy for its principals, affiliates and employees be effected, to the extent practicable, contemporaneously with any transactions for the same contracts that are being effected in the same implementation strategy by either of its divisions for any of its advisory clients. Any other transactions by Gresham LLC’s principals, affiliates or employees taking the same positions in the same contracts on the same day as are being traded for clients must be effected after execution of client trades, in the case of spread transactions, and at the close of the markets, in the case of outright buy and sell transactions. There is a limited exception to this rule permitting trades generated electronically by predetermined programs to be effected at times dictated by such programs.

Dr. Henry Jarecki, Chairman of Gresham LLC, frequently engages in the trading, on his own behalf and on behalf of entities he controls, of commodity futures contracts and other commodity interests. Dr. Jarecki’s commodity trading activities include the following: investing in and trading alongside other participants in each of the Gresham LLC strategies; seeding new Gresham LLC strategies; engaging in asset allocation trades subject to timing restrictions; and engaging in algorithmic or automated program trades. Gresham LLC’s internal policies and procedures, which generally prohibit employees from engaging in personal commodities transactions other than through portfolios managed by one of Gresham LLC’s other divisions, provide certain exceptions that permit Dr. Jarecki to engage in such personal trading. While Dr. Jarecki’s trading activities are subject to controls designed to mitigate possible conflicts of interest (including both pre-clearance and post-trade reviews by Gresham LLC’s Compliance Department of Dr. Jarecki’s trades when a conflict of interest may exist, and a periodic review by an independent auditor), his trading activities could involve potential conflicts of interest in that Dr. Jarecki’s trades may be different from, or opposite to, those of the Fund. Shareholders are not permitted to inspect the records of the commodity subadviser’s or Dr. Jarecki’s trades that are made for their own respective accounts.

The Commodity Broker

Participants in the futures market typically maintain relationships with two types of commodity brokers: executing brokers and clearing brokers. The executing broker is the one who executes the transactions on the exchange, and the clearing broker is the one who clears the transactions and maintains custody of the customer’s funds deposited as margin and its positions. The Fund intends to use SG as its clearing broker and the executing broker on various commodity transactions by the Fund. The Fund may also place orders with different executing brokers. The executing broker may act as an executing broker for its own account, accounts of affiliates or accounts in which it or one of its affiliates has a financial interest. The compensation received by the executing broker from such accounts may be more or less than the compensation received for brokerage and dealer services provided to the Fund. In addition, various accounts traded through the executing broker (and over which its personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The executing broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The commodity subadviser will, however, not retain any executing broker for the Fund which the commodity subadviser has reason to believe would knowingly or deliberately favor any proprietary account or other customer account over the Fund with respect to the execution of commodity interest positions.

The executing broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the executing broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the commodity brokers may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

INVESTMENT POLICIES OF THE FUND

Liquidity

The Fund invests only in Commodity Futures contracts that are traded in sufficient volume to permit, in the manager’s opinion, ease of taking and liquidating positions in these financial interests.

Borrowings

The Fund does not intend to utilize leverage. However, the Fund may borrow for temporary or emergency purposes in an amount up to 5% of the value of the Fund’s net assets should the need arise. Situations where the Fund might exercise this limited borrowing ability for temporary or emergency purposes may include, for example, events beyond the Fund’s control that temporarily limit or prevent the Fund from accessing its funds or investments through normal channels (such as a result of power outage affecting an entity holding Fund assets).

Such short-term borrowings would mature in less than 60 days from the date of borrowing. Any temporary or emergency borrowings would be used to provide the Fund with added potential flexibility in managing its liquidity needs. In addition, from time to time the Fund’s collateral subadviser may purchase bonds scheduled to settle on a particular date, anticipating that the Fund would have enough cash on hand to cover the purchase. When the bonds settle, there may be a shortfall in the cash available at the Fund’s custodian to cover the purchase, resulting in an overdraft in the Fund’s custodial account. Such overdrafts are normally cleared the next business day.

SECURITY OWNERSHIP

The Fund has no securities authorized for issuance under equity compensation plans.

The following table sets forth information regarding the beneficial ownership of shares of the Fund as of March 31, 2015, by the manager and the commodity subadviser and their principals and the Fund’s portfolio managers. The address of each beneficial owner is c/o Nuveen Investments, 333 W. Wacker Dr., Chicago, IL 60606.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class
Manager	840 Shares	0.01%
Principals of Manager
William Adams IV	18,500 Shares	0.20%
Principals of Commodity Subadviser
Douglas J. Hepworth	2,000 Shares	0.02%
Dr. Henry Jarecki	124,602 Shares	1.38%

Other than as set forth in the previous table, no principal of the manager or the commodity subadviser or portfolio manager of the Fund owned shares of the Fund as of March 31, 2015. As of that date, no person was known by the manager to own beneficially more than 5% of the outstanding shares of the Fund.

CREATION AND REDEMPTION OF FUND SHARES

On a continuous basis, the Fund will issue Shares in Baskets to Authorized Participants in exchange for the requisite consideration. Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into a Participant Agreement. The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from NCAM.

The Fund creates and redeems Shares from time to time, but only in one or more Baskets. A Basket represents a block of 50,000 Shares. Except when aggregated in Baskets, the Shares are not redeemable securities of the Fund. Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The manager may delegate its duties and obligations under the Participant Agreement to the Transfer Agent without consent from any shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the manager without the consent of any shareholder or the

Authorized Participant. To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $100 per creation or redemption order. Authorized Participants that purchase Baskets from the Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the manager or the Fund, and no such person has any obligation or responsibility to the manager or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”), as described in “Plan of Distribution.”

Each Authorized Participant must be registered as a broker-dealer under the Exchange Act and regulated by FINRA, or exempt from being, or otherwise not be required to be, so regulated or registered, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under Federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets should contact the manager or the administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

As provided in the Participant Agreements, in the absence of gross negligence, bad faith or willful misconduct by an Authorized Participant, the Authorized Participant will not be liable to the manager, State Street, the Trustee, the Fund or their respective subsidiaries, affiliates, directors, officers, employees and agents, and any other person that controls any of them for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided in connection with purchase and redemption transactions except for data provided by the Authorized Participant or mistakes or errors by, or arising out of any interruption or delay of communications with, the manager, State Street, the Trustee, the Fund or their respective subsidiaries, affiliates, directors, officers, employees and agents, and any other person that controls any of them.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Participant Agreement for more detail. The Trust Agreement and the form of Participant Agreement are filed as exhibits to the registration statement of which this prospectus is a part.

Creation Procedures

On any business day that NYSE MKT is open for trading, an Authorized Participant may place an order with the Transfer Agent to create one or more Baskets. Creation orders must be placed by 10:00 a.m., Eastern time. The day on which the Transfer Agent receives a valid creation order is the creation order date. The day on which a creation order is settled is the creation order settlement date. As provided below, the creation order settlement date may occur up to 3 business days after the creation order date. By placing a creation order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the creation order.

Unless otherwise agreed to by the manager and the Authorized Participant as provided in the next sentence, Baskets are issued on the creation order settlement date as of 2:45 p.m., Eastern time, at the applicable net asset value per Share as of the closing time of the NYSE MKT [or the last to close of the exchanges on which its futures contracts are traded, whichever is later,] on the creation order date, but only if the required payment has been timely received. Upon submission of a creation order, the Authorized Participant may request the manager to agree to a creation order settlement date up to 3 business days after the creation order date.

Determination of Required Payment

The total payment required to create each Basket is the net asset value of 50,000 Shares of the Fund as of the closing time of the NYSE MKT [or the last to close of the exchanges on which its futures contracts are traded, whichever is later,] on the creation order date.

Because orders to purchase Baskets must be placed by 10:00 a.m., Eastern time, but the total payment required to create a Basket will not be determined until 4:00 p.m., Eastern time, on the date the creation order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit the creation order for the Basket. The net asset value of the Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time a creation order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Creation Orders

The manager or the Transfer Agent may reject a creation order if:

•	The manager or the Transfer Agent determines that the creation order is not in proper form;

•	The manager believes that the acceptance or receipt of the creation order would have adverse tax consequences to the Fund or its shareholders; or

•	Circumstances outside the control of the manager or the Transfer Agent make it, for all practical purposes, not feasible to process creations of Baskets.

The manager will not be liable for the rejection of any creation order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Transfer Agent to redeem one or more Baskets. Redemption orders must be placed by 10:00 a.m., Eastern time. The day on which the manager receives a valid redemption order is the redemption order date. The day on which a redemption order is settled is the redemption order settlement date. As provided below, the redemption order settlement date may occur up to 3 business days after the redemption order date. The redemption procedures allow Authorized Participants to redeem Baskets. Individual shareholders may not redeem directly from the Fund. Instead, individual shareholders may only redeem Shares in integral multiples of 50,000 and only through an Authorized Participant.

Unless otherwise agreed to by the manager and the Authorized Participant as provided in the next sentence, by placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than the redemption order settlement date as of 2:45 p.m., Eastern time, on the business day immediately following the redemption order date. [Upon submission of a redemption order, the Authorized Participant may request the manager to agree to a redemption order settlement date up to 3 business days after the redemption order date.] By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account is charged the non-refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Basket(s) of the Fund requested in the Authorized Participant’s redemption order as of the closing time of the NYSE MKT [or the last to close of the exchanges on which its futures contracts are traded, whichever is later,] on the redemption order date. The manager will distribute the cash redemption amount at the redemption order settlement date as of 2:45 p.m., Eastern time, on the redemption order settlement date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund are delivered to the Authorized Participant at 2:45 p.m., Eastern time, on the redemption order settlement date if, by such time, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Transfer Agent receives the fee applicable to the extension of the redemption distribution date which the manager may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on such next business day. Any further outstanding amount of the redemption order will be cancelled. The manager is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by 2:45 p.m., Eastern time, on the redemption order settlement date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the manager may determine from time-to-time.

Suspension, Postponement or Rejection of Redemption Orders

The manager may, in its discretion, suspend the right of redemption[, or postpone the redemption order settlement date,] for (1) any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) such other period as the manager determines to be necessary for the protection of shareholders. The manager will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The manager or the Transfer Agent may reject a redemption order if the order is not in proper form as described in the Participant Agreement. The manager or the Transfer Agent will reject a redemption order if the acceptance or receipt of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $100 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the manager. The manager will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

The Fund’s monthly account statements are disclosed on its website at www.nuveen.com/CommodityInvestments within 30 days after the end of each month and its portfolio holdings are disclosed on its website on each business day that the exchange upon which it is listed is open for trading. Additional reports may be posted on the manager’s website in the discretion of the manager or as required by regulatory authorities.

PLAN OF DISTRIBUTION

Authorized Participants

Authorized Participants may offer to the public, from time to time, Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per Share offering price that will vary depending on, among other factors, the trading price of the Fund, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Basket will be deemed to be underwriting compensation by the FINRA Corporate Financing Department. Authorized Participants will not receive from the Fund, the manager or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Likelihood of Becoming a Statutory Underwriter

The Fund issues Shares in Baskets to Authorized Participants from time to time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(a)(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(a)(3) of the Securities Act.

USE OF NET PROCEEDS

The Fund will invest the net proceeds it receives from the issuance and sale of Baskets in accordance with the Fund’s investment objective as stated in this prospectus. Upon receipt, the Fund will use all of the net proceeds to invest in Commodity Futures contracts, U.S. government securities and other short-term, high grade fixed income securities and cash equivalents constituting collateral assets. The manager has sole authority to determine the percentage of assets that will be:

•	held on deposit with the commodity broker or other custodian,

•	used for other investments, and

•	held in bank accounts to pay current obligations and as reserves.

The commodity subadviser and the collateral subadviser expect to deposit a portion of the Fund’s net assets with the commodity broker or other custodian as initial margin for investments.

The Fund uses only short-term securities to satisfy margin requirements. The manager expects that all entities that will hold or invest the Fund’s assets will be based in the U.S. and will be subject to U.S. regulations. Approximately 10-25% of the Fund’s net assets are committed as “initial” and “variation” margin and held in segregation pursuant to the CEA, and the regulations thereunder, to secure the futures contract positions. These assets will be held in a commodity futures account maintained by the Fund at SG, and are invested by SG in high-quality instruments permitted under CFTC regulations.

The remaining collateral (approximately 75-90% of the Fund’s net assets) is held in a separate collateral investment account managed by Nuveen Asset Management. The Fund’s assets held in this separate collateral account are invested in U.S. government securities and other short-term, high grade fixed income securities and cash equivalents with final terms not exceeding one year at the time of investment. These collateral investments consist primarily of direct and guaranteed obligations of the U.S. government and senior obligations of U.S. government agencies (referred to herein as “U.S. government securities”) and may also include, among others, money market funds and bank money market accounts invested in U.S. government securities, as well as repurchase agreements collateralized with U.S. government securities. The Fund’s investments in cash equivalents and other short-term, high grade fixed income securities (other than U.S. government securities) shall be rated at all times at the applicable highest short-term or long-term debt or deposit rating or money market fund rating as determined by at least one NRSRO or, if unrated, shall be judged by Nuveen Asset Management to be of comparable quality.

The clearing broker, government agency or any commodity exchange on which the Fund trades could increase margins applicable to the Fund to hold futures positions at any time.

DESCRIPTION OF FUND SHARES

Fund Shares

The Shares represent units of fractional undivided beneficial interest in, and ownership of, the Fund. The manager shall have the power and authority, without shareholder approval, to cause the Fund to issue Shares from time to time as it deems necessary or desirable, including Shares to be issued to the manager or its affiliates. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares, calculated to four decimal places. No shareholder shall have any preemptive rights with respect to additional Shares determined to be issued by the manager. From time to time, the manager may cause the Fund to divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests. The manager may cause the Fund to issue Shares for such consideration and on such terms as it may determine (or for no consideration if pursuant to a share dividend or split-up), all without action or approval of the shareholders. All Shares when so issued on the terms determined by the manager shall be fully paid and non-assessable. Every shareholder, by virtue of having purchased or otherwise acquired a Share and receiving the benefits of the Trust Agreement, shall be deemed to have expressly consented to, and agreed to be bound by, the terms of the Trust Agreement. For a description of the rights and privileges of shareholders under the Trust Agreement, see “Trust Agreement.”

Transfer Agent and Registrar and Custodian

State Street serves as the Fund’s transfer, shareholder services and distribution paying agent. State Street performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

State Street also serves as the registrar for the Fund’s Shares and the Fund’s custodian, and performs custodial, fund accounting, portfolio accounting and other services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. SG, the Fund’s clearing broker, also may serve as custodian for all or a portion of the Fund’s assets.

All fees charged by the Transfer Agent for transfers and withdrawals of Shares are borne by the Fund, except that fees similar to those customarily paid by shareholders for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a shareholder and other similar fees or charges are borne by the affected shareholder. There is no charge to shareholders for disbursements of Fund distributions of available cash. The Fund will indemnify the Transfer Agent and its agents from certain liabilities.

The Transfer Agent may at any time resign, by notice to the Fund, or be removed by the Fund. Such resignation or removal will become effective upon the appointment by the manager of a successor transfer agent and registrar and its acceptance of such appointment. If no successor has been appointed and has accepted such appointment within 30 days after notice of such resignation or removal, the manager is authorized to act as the transfer agent and registrar until a successor is appointed.

Limited Voting Rights

NCAM manages the Fund’s day-to-day operations and strategic direction. Except as described under “Trust Agreement—Withdrawal and Removal of the Manager,” neither the Independent Committee nor the shareholders will have any right to elect or remove the manager.

Transfer of Shares

The Fund’s Shares currently trade on the NYSE MKT under the ticker symbol “CFD.” The Fund intends to apply to list the Shares on NYSE Arca. Shares can be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges.

DISTRIBUTIONS

The Fund has no obligation to make periodic distributions to shareholders and currently does not intend to make regular cash distributions. The manager has discretionary authority over all distributions made by the Fund. If the manager determines that there is excess cash being held in the Fund beyond what is reasonably expected to be needed to achieve its investment objective and pay the Fund’s near-term expenses, the manager at its discretion can either distribute the extra cash to the shareholders or cause it to be invested in additional assets. Distributions by the Fund will depend on a number of factors, including, most importantly, the long-term returns generated by the Fund’s commodity investments. The Fund expects to receive substantially all of its current income and gains from the following sources:

•	realized and unrealized net capital gains (both short-term and long-term) from Commodity Futures contracts; and

•	interest income and/or capital gains received on collateral invested in U.S. government securities and other short-term, high grade fixed income securities and cash equivalents.

For U.S. Federal income tax purposes, a shareholder’s share of the Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the Fund, regardless of the amount of cash, if any, distributed. See “Federal Income Tax Considerations—U.S. Shareholders—Allocation of the Fund’s Profits and Losses.” Depending on the amount of distributions, if any, and on the allocations of tax items to shareholders, it is likely, so long as the Fund does not make cash distributions, that you will recognize taxable income without a corresponding receipt of cash. See “Federal Income Tax Considerations—U.S. Shareholders—Treatment of Fund Income.”

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the Shares. See “Federal Income Tax Considerations—U.S. Shareholders—Tax Basis in Fund Shares.” Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those Shares. See “Federal Income Tax Considerations—U.S. Shareholders—Disposition of Shares.”

The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting the shareholder’s allocable portion of each of the Fund’s U.S. Federal income tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. See “Federal Income Tax Considerations—U.S. Shareholders—Tax Reporting by the Fund.”

NET ASSET VALUE

Under the Fund’s operational procedures, the Fund’s net asset value is calculated as of the close of the exchange on which it trades, on each day that such exchange is open. Net asset value per Share is computed by dividing the value of all assets of the Fund (including any accrued interest and dividends), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of Shares outstanding. The Fund publishes its net asset value on its website on a daily basis, rounded to the nearest cent.

For purposes of determining the net asset value of the Fund, portfolio instruments are valued primarily by independent pricing services approved by the manager at their market value. The Fund’s commodity futures generally are valued at the closing price determined on the principal exchange on which they are traded or as determined by the pricing service. The pricing service typically values non-exchange-traded portfolio holdings using a wide range of market data and other information and analysis, including reference to transactions in comparable instruments. The manager reviews the values as determined by the independent pricing service and discusses those valuations with the pricing service if appropriate based on pricing oversight guidelines established by the manager that it believes are consistent with industry standards. If the pricing services are unable to provide a market value, if the manager deems the pricing services valuation to be unreliable, or if a significant event occurs such that the valuation provided is deemed unreliable, the Fund may value portfolio instruments(s) at their fair value, which is generally the amount that the Fund might reasonably expect to receive upon the current sale or closing of a position. The fair value of an instrument is based on the manager’s good faith judgment and may differ from subsequent quoted or published prices. For example, events may occur after the close of the relevant market but prior to the time as of which the Fund’s net asset value is calculated, which materially impact the instrument’s value, and the fair value on a given day would take such events into account.

EMPLOYEE BENEFIT PLAN CONSIDERATIONS

General

This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in, and subject to, Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund. The fiduciary responsibility standards and prohibited transaction restrictions of ERISA apply to most employee benefit plans maintained by private corporate employers (hereinafter sometimes referred to as “ERISA plans”). Although ERISA does not (with certain exceptions) apply to certain types of plans, such as individual retirement accounts, plans covering only self-employed individuals (i.e., sole proprietors and partners) and their respective spouses, or corporate plans covering only a corporation’s sole shareholder and his or her spouse, these plans (as well as most ERISA plans) are subject to the prohibited transaction excise tax provisions of Section 4975 of the Code, which are substantially similar to the prohibited transaction restrictions of ERISA. ERISA plans and plans defined in and subject to Section 4975 of the Code are referred to collectively below as “Plans,” and fiduciaries with investment discretion are referred to below as “Plan Fiduciaries.”

Special Investment Consideration

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan’s overall investment portfolio and, in consultation with its advisers, whether an investment in the Fund would be consistent with the terms of the Plan’s governing documents and applicable law. The Plan Fiduciary of an ERISA Plan, for example, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan. Whether or not the Plan is subject to ERISA, the Plan Fiduciary also should consider, among other things, (i) the fact that purchasers of Shares may consist of a diverse group of investors (possibly including taxable and tax-exempt entities) and that the manager necessarily will not take investment objectives of any particular investor that are not consistent with those of the Fund into account in managing Fund investments, (ii) the implications arising from whether or not the assets of the Fund are treated as “plan assets” for purposes of ERISA and Section 4975 of the Code, and (iii) the tax effects of an investment in the Fund.

The Fund Should Not Be Deemed to Hold “Plan Assets”

A regulation issued under ERISA contains rules for determining when an investment by a Plan in an equity interest of a statutory trust will result in the underlying assets of the trust being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of a statutory trust will not be plan assets of a Plan that purchases an equity interest in the trust if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of a trust are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such trust may be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

(1) “freely transferable” (determined based on the applicable facts and circumstances);

(2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The manager believes that the conditions described above will be satisfied with respect to the Shares. Therefore, the Shares should constitute “publicly-offered securities” and the Fund’s underlying assets should not be considered to constitute plan assets of any Plan that purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the manager, the commodity broker, the subadvisers or any of their affiliates or employees either:

(1) exercise any discretionary authority or discretionary control respecting management of the Plan;

(2) exercise any authority or control respecting management or disposition of the assets of the Plan;

(3) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

(4) have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

(5) have any discretionary authority or discretionary responsibility in the administration of the Plan.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. The Shares are issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully-registered share certificate was originally issued for the Shares, in the aggregate principal amount of such issue, and deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Shares under the DTC system must be made by or through Direct Participants, which will receive a credit for the Shares on DTC’s records. The ownership interest of each shareholder is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Shareholders are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the shareholder entered into the transaction. Transfers of ownership interests in the Shares are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of shareholders. Shareholders will not receive certificates representing their ownership interests in Shares.

To facilitate subsequent transfers, all Shares deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of Shares with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Shares; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Shares are credited, which may or may not be the shareholders. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to shareholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption proceeds, distributions, and dividend payments on the Shares will be made to Cede & Co. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Fund, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to shareholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, or the Fund, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. is the responsibility of the Fund. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the shareholders will be the responsibility of Direct Participants and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the Shares at any time by giving reasonable notice to the Fund. Under such circumstances, in the event that a successor depository is not obtained, share certificates are required to be printed and delivered.

The Fund may decide to discontinue use of the system of book-entry-only transfers through DTC. If a successor to DTC shall be employed as securities depository, the Fund and the manager shall establish procedures acceptable to such successor pursuant to the Trust Agreement.

TRUST AGREEMENT

The following summary describes in brief the material terms of the Trust Agreement, including the respective responsibilities of the Trustee and the manager, as well as the duties of the Independent Committee, with respect to the Fund and certain matters with respect to the Shares and the operation of the Fund. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the registration statement on Form S-3 filed by the Fund with the SEC in connection with this offering, and should consult with their own advisors concerning the implications to such prospective investors of investing in a Delaware statutory trust. Each shareholder, by virtue of having purchased or otherwise having acquired a share, shall be deemed to have expressly consented to and agreed to be bound by the terms of the Trust Agreement. In addition, upon acquisition of the Shares, each shareholder will be deemed to have executed and delivered to the manager a power of attorney with respect to the execution and filing of Fund documents, including filings required by any law of any state or other jurisdiction or government agency or amendments to the Trust Agreement. Capitalized terms used in this section and not otherwise defined shall have the meanings assigned to them under the Trust Agreement.

Authority of the Trustee

The Trustee serves as the trustee of the Fund located in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings as required under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Fund, the Independent Committee, the manager or the shareholders. The Trustee is permitted to resign upon at least 60 days notice to the Fund and the manager, provided that any such resignation will not be effective until a successor Trustee is appointed by the manager or the Delaware Court of Chancery. The Trust Agreement provides that the Trustee is compensated by the manager or an affiliate of the manager (including the Fund), and is indemnified by the Fund against any expenses it incurs relating to or arising out of the Fund’s formation, operation or termination, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses are held by a court of competent jurisdiction in a final, non-appealable proceeding to have resulted from the Trustee’s actual fraud or willful misconduct. The manager has the discretion to replace the Trustee. Neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement. The Trustee has no duty to supervise or monitor the manager’s performance, nor does the Trustee have any liability for the manager’s acts or omissions.

Authority of the Independent Committee

The Independent Committee, whose members are unaffiliated with the manager, does not have any duties (including fiduciary duties) or responsibilities to manage the Fund, all of which the Trust Agreement vests in the manager, except those functions required under the listing standards of the exchange on which the Shares trade. Consequently, the Independent Committee does not have the wide-ranging duties and powers similar to a board of directors of an investment company. The Trust Agreement provides that the members of the Independent Committee will be indemnified by the Fund against liabilities arising out of the performance of their duties pursuant to the Trust Agreement, except to the extent that any such liabilities result from actual fraud or willful misconduct by such member of the Independent Committee. The Fund provides Directors’ and Officers’ Insurance coverage to the members of the Independent Committee.

The Independent Committee serves the audit committee and nominating committee functions for the Fund, in accordance with the listing standards of the exchange and its charter. It also has the authority to remove any member of the Independent Committee who either ceases to be an “independent director” pursuant to the listing standards or is subject to statutory disqualification under Sections 8a(2) or 8a(3) of the CEA. The Independent Committee may appoint new members in the event of any vacancy caused by death, resignation or removal.

Information concerning the members of the Independent Committee (Christopher A. Cotter, Jon C. Hunt, L. Joe Moravy and Harry W. Short) is set forth under “Management of the Fund—Independent Committee.”

Authority of the Manager

The manager is generally authorized by the Trust Agreement to perform all acts deemed necessary, proper, convenient or advisable to carry out the purposes of the Fund and to conduct the business of the Fund pursuant to the Trust Agreement. In addition to the powers described elsewhere in this prospectus, the manager has the authority to:

•

enter into, execute, deliver and maintain, and to cause the Fund to perform its obligations under, contracts, agreements and any or all other documents, and to perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Shares and the conduct of Trust activities;

•

establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on the Fund’s behalf with appropriate banking and savings institutions, brokers and dealers and futures commission merchants, and execute and/or accept any instrument or agreement incidental to the Fund’s business;

•	deposit, withdraw, pay, retain and distribute the property and cash held by the Fund;

•	redeem, purchase or otherwise acquire any outstanding share or creation Basket;

•	supervise the preparation and filing of the registration statement and the prospectus, and supplements and amendments thereto;

•

act as commodity pool operator and to do any and all things necessary and advisable to carry out its duties as such, including, but not limited to, the management and supervision of the Fund’s activities relating to commodity interests;

•	pay or authorize the payment of distributions to the shareholders and the Fund’s expenses;

•

determine the investment objectives, policies and strategies of the Fund and to select, hire, monitor and terminate investment advisers, commodity trading advisors and other agents who act as subadvisers and make investment decisions for the Trust;

•	admit, in the manager’s sole discretion, affiliates or non-affiliates of the manager as additional managers pursuant to the provisions of the Trust Agreement; and

•	exercise the power of attorney to take certain actions, including the execution and filing of documents, on the Fund’s behalf in accordance with the Trust Agreement.

The Trust Agreement limits the authority of the manager as follows:

•

the manager may not cause the Fund to borrow money from or loan money to the manager or any shareholder except in connection with the repayment by a shareholder of any taxes paid on its behalf by the Fund pursuant to the terms of the Trust Agreement;

•

the manager may not cause the Fund to create, incur, assume or permit to exist any lien, mortgage, pledge, conditional sales or other title retention agreement, encumbrance or other charge or security interest in respect of the Fund’s assets, except for tax liens not delinquent or being contested in good faith, deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, deposits or pledges to secure contracts, surety or appeal bonds or other ordinary business obligations, mechanics or other like liens arising in the ordinary course of business or being contested in good faith, liens arising under ERISA, and deposits, security interests or liens to secure, mortgage, or collateralize investments made by the Fund in accordance with its investment objective, policies and strategies of the Fund or for temporary or emergency purposes;

•	the manager may not cause the Fund to be treated as an association taxable as a corporation for U.S. Federal income tax purposes;

•	the manager may not redeem Shares other than to fund a redemption request from an Authorized Participant;

•	the manager may not commingle the assets of the Fund with those of any other person, except to the extent permitted under the CEA and the regulations promulgated thereunder; and

•

the manager may not cause the Fund to borrow or enter into a financing arrangement that, when aggregated with all then outstanding borrowings and financings of the Fund, is in excess of 5% of the net assets of the Fund (calculated as of the initial effective date of such borrowing or arrangement, regardless of any extensions or modifications thereof).

Withdrawal and Removal of the Manager

The manager may withdraw from the Fund voluntarily upon 90 days’ prior written notice to shareholders (which may be effected via a press release or posting to the Fund’s website) and the Trustee. Unless there is a remaining manager at the time of the manager’s withdrawal, shareholders holding Shares representing at least a majority (over 50%) of the outstanding Shares (excluding for this purpose Shares held by the manager or its affiliates) may vote to elect a successor manager who must be duly licensed and qualified to carry on the Fund’s business.

The manager may be removed upon 90 days prior written notice if such removal is approved by shareholders holding more than 50% of the Shares (excluding for this purpose Shares held by the manager and its affiliates). The manager retains the authority to admit a non-affiliate additional manager during this 90-day period, subject to the approval of shareholders holding more than 50% of the Shares (excluding for this purpose Shares held by the manager and its affiliates).

Shareholder Meetings

To the extent required by NYSE MKT (or subsequent to the Fund’s listing on NYSE Arca, by that exchange) meetings of the shareholders of the Fund shall be called by the manager at least annually. In addition, upon the written request of shareholders holding at least 20% of the Shares of the Fund (excluding for this purpose Shares held by the manager or its affiliates), the manager will call a meeting of the shareholders. Notice of such meeting shall be given within 30 days after receipt of such request, and the meeting shall be held not less than 30 and not more than 60 days after the date of mailing of such notice. The manager may also call a meeting upon not less than 30 and not more than 60 days notice prior to the meeting. Any such notice shall be accompanied by a description of the proposed action to be taken at the meeting, which shall be held at a reasonable time and place. Each shareholder shall be entitled to one vote per Share on each matter submitted to a vote of shareholders.

Indemnification of the Manager

The Trust Agreement provides that the manager and any of its affiliates performing services on the Fund’s behalf and acting within the scope of the manager’s authority will be indemnified by the Fund (including without limitation indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Fund, except to the extent that such liability or loss results from actual fraud or willful misconduct by the manager. However, indemnification arising out of an alleged violation of Federal and state securities laws is limited as discussed below under “—Provisions of Law.”

Expenses incurred by the manager in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by the Fund in advance provided that the manager undertakes to repay such amounts upon a determination that the manager is not entitled to indemnification by a court of competent jurisdiction in a final, non-appealable proceeding.

In addition, the Trust Agreement provides that in the event the Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s obligations or liabilities unrelated to Fund business, the shareholder shall indemnify, defend, hold harmless and reimburse the Fund for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Manager Expenses

Pursuant to an investment management agreement between the Fund and the manager, the Fund has agreed to pay an annual management fee for the services and facilities provided by the manager. The manager shall pay all of the Fund’s routine operating, administrative and other ordinary expenses, including, but not limited to, fees and expenses of the Trustee and the Independent Committee, transfer agent fees, custodial fees, legal and accounting fees and expenses, tax preparation expenses, filing fees and printing, mailing and duplication costs. The Fund will bear all brokerage commissions and fees on Commodity Futures contracts and all transaction fees on Collateral investments. The manager shall be reimbursed by the Fund for all amounts advanced by the manager on behalf of the Fund for which payment the Fund is responsible. The manager has agreed to pay, out of the fee it receives from the Fund, a fee to each of the commodity subadviser and the collateral subadviser for subadvisory services.

Limited Liability

A number of states do not have “statutory trust” statutes such as that under which the Fund has been formed in the State of Delaware. It is possible that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such a state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking issued or executed by the manager on behalf of the Fund shall give notice that it was executed on behalf of the Fund and is not binding on any shareholder personally. Furthermore, the Fund will indemnify its shareholders against any liability that such shareholders might incur solely because of their status as shareholders (excluding certain tax liabilities).

The Shares are limited liability investments and investors may not lose more than the amount that they invest. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, although the manager is not aware of this provision ever having been invoked in the case of any public fund that invests in futures, shareholders agree in the Trust Agreement that they are liable and will indemnify the Fund for any loss, liability, damage, cost and expense incurred by the Fund, including attorneys’ and accountants’ fees, as a result of:

•	obligations or liabilities of any shareholder (excluding the manager and its affiliates) unrelated to the Fund’s business, or

•	any taxes required to be paid by the Fund with respect to shareholders’ allocable share of income.

The foregoing repayment of distributions and indemnity provisions (other than the provision for shareholders’ liability for taxes imposed upon the Fund with respect to shareholders’ allocable share of income) are commonplace in statutory trusts and limited partnerships.

Expenses

See “Fees and Expenses” and “Management of the Fund—Management Fees.”

The Manager’s Duties and Remedies

Shareholders have legal rights under Delaware law and applicable Federal and State commodity and securities laws. However, as permitted under the Delaware Statutory Trust Act, the Trust Agreement provides that neither the manager nor its affiliates will have any duties (including fiduciary duties) to the Fund, the Independent Committee, the shareholders or any other person under the laws of the State of Delaware, other than the implied contractual covenant of good faith and fair dealing. In addition, the Trust Agreement eliminates any liability by the manager or its affiliates for breach of contract or breach of duties (including fiduciary duties) to the Fund, the Independent Committee, the shareholders or any other person, other than liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Thus, in all dealings affecting the Fund, the manager has a duty to act in a manner consistent with the implied contractual covenant of good faith and fair dealing.

If the manager exercises good faith and fair dealing, it will not be liable merely because you lost money or the manager otherwise did not meet the Fund’s investment objective. Additionally, there are substantial and inherent conflicts of interest in the Fund’s structure. See “Conflicts of Interest—Conflicts Relating to the Manager.”

In the event that you come to believe that the manager has violated its duties, you may have the right to seek relief individually or on behalf of the Fund in a derivative action under applicable laws, including the laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the manager. In addition to certain conditions set forth in the Trust Agreement that must be satisfied in connection with any such derivative action, the Trust Agreement provides that no shareholder may maintain a derivative action on behalf of the Fund unless holders of at least 20% of the outstanding Shares join in bringing such action. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring class actions in a Federal court to enforce your rights and the rights of the other shareholders under Federal and State securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to your purchase of Shares may be recovered from the manager should the breach of those laws have been caused by the manager. Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the manager, as a registered commodity pool operator, and the commodity broker, as a registered futures commission merchant, as well as those of their respective employees who are required to be registered under the CEA and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA for violations of that statute. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

The responsibility of the manager to you and other shareholders is a changing area of the law. If you have questions concerning the responsibilities of the manager, you should consult your legal counsel. The authority, duty and liability of the manager with respect to the operation of the Fund are governed by the Trust Agreement and the Delaware Statutory Trust Act.

Provisions of Law

Provisions of Federal and State Securities Laws.     If any indemnification of the Independent Committee or the manager or any person acting as broker or dealer for the Fund arises out of an alleged violation of Federal and State securities laws, it is subject to the following legal conditions.

No indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), or a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made.

Provisions of the Securities Act.     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Independent Committee or the manager or any person acting as broker or dealer to the Fund, the SEC believes that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

•

the filing of a certificate of cancellation of the manager’s certificate of formation, the expiration of 90 days after the date of notice to the manager of cancellation without a reinstatement of its certificate of formation, or the removal or voluntary withdrawal of the manager without the appointment of a successor pursuant to Section 4.10 or 9.3(c) of the Trust Agreement, unless (i) at the time there is at least one remaining manager and that remaining manager carries on the business of the Fund or (ii) if the manager is the sole manager of the Fund, shareholders holding Shares representing at least a majority (over 50%) of the outstanding Shares (excluding for this purpose Shares held by the manager and its affiliates) elect to continue the Fund’s business and to select, effective as of the date of such event, one or more successor managers. Any such election must occur within 90 days of such event and must provide for the election of a manager who is licensed and qualified to conduct the duties of a manager of the Fund. If such an election is made, all shareholders of the Fund shall be bound thereby and continue as shareholders of the Fund;

•	the occurrence of any event which would make unlawful the continued existence of the Fund;

•

the suspension, revocation, statutory disqualification or termination of the manager’s registration as a CPO or membership as a CPO with the NFA (if, in either case, such registration is required under the CEA or the rules promulgated thereunder), unless at that time there is at least one remaining manager whose registration or membership has not been suspended, revoked, disqualified or terminated or the shareholders have appointed a successor manager pursuant to the Trust Agreement;

•

the Fund experiences a bankruptcy event, which shall include: (i) the bankruptcy, insolvency or receivership of the Fund or the making of an assignment for the benefit of its creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) the commencement of any involuntary petition in bankruptcy against the Fund which shall not be dismissed within ninety (90) days of its commencement, (iv) the filing of a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing of an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of such nature or (vi) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or for all or any substantial part of its properties;

•

the shareholders holding Shares representing at least 66 2/3% of the issued and outstanding Shares (excluding for this purpose Shares held by the manager) vote to dissolve the Fund, notice of which is sent to the manager not less than 90 business days prior to the effective date of termination;

•

the manager’s determination to terminate the Fund because the aggregate net asset value of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund;

•	the Fund is required to be registered as an investment company under the 1940 Act; or

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Books and Records

The manager keeps, and an independent registered public accounting firm selected by the Independent Committee in its sole discretion annually audits, proper books of record and accounts of the Fund as required by the CEA and regulations promulgated thereunder and all other applicable rules and regulations. The books of account are kept at the Fund’s principal office located at 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606 or at the offices of State Street located at 1 Iron Street, Boston, Massachusetts 02210 or 100 Huntington Avenue, Copley Place, Tower 1, Boston, Massachusetts 02116. Subject to such standards as may be established by the manager from time to time (including standards governing what information and documents are to be furnished at what time and location and at whose expense and with what required advance notice), the shareholders shall have the right to obtain from the Fund such information regarding the business and financial condition of the Fund as, in the sole discretion of the manager, is just and reasonable under applicable circumstances (including information required to be made available to shareholders under CFTC rules and regulations), upon reasonable demand for any purpose reasonably related to the shareholder’s interest as a shareholder of the Fund; provided that the manager shall have the right to keep confidential from the shareholders, for such period of time as the manager deems reasonable, any information that the manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the manager in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

Statements, Filings, and Reports

At the end of each month and as of the end of each fiscal year, the manager will furnish for distribution to each person who is a shareholder such reports required by the CFTC and the NFA or any other applicable governmental authority or as the manager, in its sole discretion, determines to be necessary or appropriate. The manager is responsible for the registration and qualification of the Shares and notification of the offering under the Federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the manager may select. The manager will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act including quarterly reports on 10-Q and annual reports on 10-K. The registration, qualification and notification costs and the costs of the periodic reports prepared and filed by the manager will be an expense of the [manager].

The accounts of the Fund will be audited, as required by law and as may be directed by the manager, by an independent registered public accounting firm designated by the Independent Committee, acting as an audit committee. The cost of such audits will be an expense of the [manager]. The manager will make such elections, file such tax returns, and prepare, disseminate and file such tax reports on behalf of the Fund, as it is advised by its counsel or accountants or as required by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Fund is the calendar year.

Amendments to the Trust Agreement

Except as otherwise provided below, amendments to the Trust Agreement require a majority (over 50%) vote of shareholders (excluding for this purpose Shares held by the manager or its affiliates). In addition, where any provision requires the approval or affirmative vote of shareholders, an amendment to such provision shall be effective only upon the written approval or affirmative vote of the minimum number of shareholders that would be required to take or authorize such action, or as may otherwise be required by applicable law.

Notwithstanding the foregoing, the manager may, without the approval of the shareholders, make such amendments to the Trust Agreement that (i) are necessary to add to the representations, duties or obligations of the manager or surrender any right or power granted to the manager herein, for the benefit of the shareholders, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision in the Trust Agreement or in the prospectus, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or the prospectus that will not be inconsistent with the provisions of the Trust Agreement or the prospectus, (iii) permit the continued listing of the Shares, or (iv) the manager deems advisable, provided, however, that no amendment shall be adopted pursuant to clause (iv) unless the adoption thereof (A) is not materially adverse to the interests of the shareholders; (B) is consistent with the power and authority vested in the manager pursuant to the terms of the Trust Agreement (subject to the limited powers and authority accorded to the Trustee and the Independent Committee) and is consistent with the general prohibitions of the Fund set forth in the Trust Agreement; (C) except as otherwise provided below, does not affect the allocation of profits and losses among the shareholders (excluding the manager) or between the shareholders and the manager; and (D) does not adversely affect the limitations on liability of the shareholders, as described in the Trust Agreement, or the status of the Fund as a partnership for U.S. Federal income tax purposes.

In addition and notwithstanding any provision to the contrary in the Trust Agreement, the manager may, without the approval of the shareholders, amend the provisions of the Trust Agreement relating to the allocations of profits, losses, and distributions among the shareholders if the Fund is advised at any time by the Fund’s accountants or legal counsel that the allocations provided in the Trust Agreement are unlikely to be respected for U.S. Federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The manager is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of its accountants and counsel to effect the allocations and distributions provided in the Trust Agreement. New allocations made by the manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the manager to the Fund and the shareholders, and no such new allocation shall give rise to any claim or cause of action by any shareholder.

No amendment shall be made to the Trust Agreement without the Trustee’s consent if it reasonably believes that such amendment adversely affects any of the Trustee’s rights, duties or liabilities.

Governing Law

The rights of the Trustee, the Independent Committee, the manager, the Fund and the shareholders under the Trust Agreement are governed by the laws of the State of Delaware; however, the Trust Agreement states that certain provisions of Delaware law shall not apply to the Fund.

LEGAL MATTERS

K&L Gates LLP, Chicago, Illinois, is counsel to, and has advised, the Fund and the manager with respect to the preparation of this prospectus and will be passing upon certain legal matters for the Fund, including with respect to Federal income tax consequences for shareholders. K&L Gates LLP does not represent the Fund’s shareholders.

Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware, will be opining as to the certain matters of Delaware law relating to the legality of the Shares. K&L Gates LLP may rely as to certain matters of Delaware law relating to, among other things, the legality of the Shares, on the opinion of Morris, Nichols, Arsht & Tunnell LLP. You should seek investment, legal and tax advice from your own legal counsel and other professionals of your choice.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PRIVACY POLICY

The Fund, the manager and other Fund service providers may collect certain nonpublic personal information about investors from the information provided by investors in certain documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of administering the Fund, and then only subject to customary undertakings of confidentiality. The Fund and the manager do not disclose nonpublic personal information about investors to anyone, except as required by law. The Fund and the manager restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide necessary and related products and services to investors. The Fund and the manager each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. Federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S.

shareholders (as defined below) and non-U.S. shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares and does not address special shareholder situations, such as those of:

•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies (“RICs”), other than to indicate that income from the Fund can be treated as income from a qualified publicly traded partnership (“PTP”) within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. Federal income tax consequences different from those described below.

A “U.S. shareholder” of Shares means a beneficial owner of Shares that is, for U.S. Federal income tax purposes:

•	an individual citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable regulations to be treated as a U.S. person.

A “non-U.S. shareholder” of Shares means a beneficial owner of Shares that is not a U.S. shareholder or an entity treated as a partnership for U.S. Federal income tax purposes.

If a partnership or other entity or arrangement treated as a partnership for U.S. Federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, we urge you to consult your own tax advisor.

We urge you to consult your own tax advisor concerning the particular U.S. Federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by the Fund, K&L Gates LLP (“Tax Counsel”), delivered its opinion in connection with the Fund’s initial public offering that the Fund will be taxed as a partnership that is not subject to corporate income tax for U.S. Federal income tax purposes.

A partnership is not a taxable entity and incurs no U.S. Federal income tax liability. Section 7704 of the Code provides that a PTP such as the Fund will, as a general rule, be taxed as a corporation. However, an exception exists with respect to PTPs of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt securities and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities, or futures with respect to commodities, income or gains from commodities or such futures. The qualifying income exception only applies, however, if less than 90% of a PTP’s gross income consists of qualifying income that is dividends, interest and capital gains from the sale or other disposition of stocks and debt securities. Accordingly, more than 10% of the PTP’s gross income must consist of commodities-related income. The Fund anticipates that it will meet the requirements each taxable year for the qualifying income exception.

There can be no assurance that the IRS will not assert that the Fund should be treated as a PTP taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to the status of the Fund for U.S. Federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. The Fund’s manager will use its best efforts to operate the Fund in such manner as is necessary for the Fund to continue to meet the qualifying income exception, although there can be no assurance that such efforts will be successful.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return and would not flow through to the shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Fund would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its Shares, or taxable capital gain, after the shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after tax return and thus could result in a reduction of the value of the Shares.

The discussion below is based on Tax Counsel’s opinion that the Fund will be classified as a partnership that is not subject to corporate income tax for U.S. Federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income.    A partnership does not incur U.S. Federal income tax liability. Instead, each partner of a partnership is required to take into account its share of tax items of the partnership. Accordingly, each shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. Federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders may be required to include income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting. Fund shareholders will receive an IRS Form 1065, Schedule K-1, which reports their allocable portion of such tax items. Shareholders who seek advice from tax advisors with respect to the Schedule K-1 may incur additional costs. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year.

Fund shareholders will take into account their share of ordinary income realized by the Fund from accruals of interest on debt securities held as collateral in the Fund’s portfolio. The Fund may hold debt instruments with “original issue discount,” in which case shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.

The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, “Section 1256 Contracts.” A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options, and certain non-U.S. currency forward contracts. It is expected that the majority of the futures contracts held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. Federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as long-term capital gains or losses to the extent of 60% of the gains or losses and as short-term capital gains or losses to the extent of 40% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions are met. Thus, shareholders of the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

With respect to contracts not subject to treatment as Section 1256 Contracts, the Fund will recognize gain or loss at the time those contracts are exercised or cancelled, as the case may be. Depending on the circumstances, loss may be deferred pursuant to special rules applicable to straddles. In general, Section 1256 Contracts are not subject to the straddle rules described above. Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, the Fund will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections the Fund makes.

The Fund may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the Fund may identify the positions of a particular straddle as an “identified mixed straddle” under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, the Fund may place the positions in a “mixed straddle” account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If the Fund does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or to the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain will be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

Certain non-corporate shareholders will be subject to an increased rate of tax on some or all of their “net investment income,” which generally will include interest and net gain from the disposition of other property, including certain commodities. This tax will generally apply to the extent net investment income, when added to other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. Shareholders should consult their tax advisors regarding the applicability of this tax in respect of their Shares.

Allocation of the Fund’s Profits and Losses.    For U.S. Federal income tax purposes, a shareholder’s share of the Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the Fund and will be determined by the Fund’s Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” The Fund believes that, subject to the discussion below, the allocations pursuant to the Fund’s Trust Agreement should be considered to have substantial economic effect. The methods set forth in the Trust Agreement by which distributions and allocations are made are consented to by each shareholder as an express condition to becoming a shareholder.

If the allocations provided by the Fund’s Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to the shareholders for U.S. Federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to the Fund and, indirectly, the shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact you.

Section 754 Election.    The Fund made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of this election generally has the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price of the purchaser’s Shares), as if the purchaser had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment will be attributed solely to a purchaser of Shares and will not be added to the bases of the Fund’s assets associated with any of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

Section 743(b) of the Code generally requires a partnership to adjust an investor’s proportionate share of the basis in the partnership’s assets to reflect the investor’s initial “outside basis,” i.e., what the investor paid for its partnership interest. In addition, Section 1256 of the Code requires the Fund to treat a large majority of its futures contracts as having been sold for tax purposes at the end of each year at their then-current market value. The combined effect of Sections 743(b) and 1256 is that, if investors purchase Shares at a discount to net asset value during the year and hold those Shares through year end, investors would be deemed to have realized a capital gain substantially equal to the amount of that discount, assuming the Fund’s net asset value is unchanged at year end. Any such deemed gain would be reflected on investors’ Schedule K-1 for that year (in addition to all other items of gain and loss for the year), and investors’ “outside basis” in the Shares would be stepped up by the amount of that gain. This basis step-up would have the effect of reducing investors’ capital gain (or increasing investors’ capital loss) upon any subsequent sale of such Shares. This would accelerate investors’ realization of capital gain, but would not increase the amount of gain realized over the full period of the investment. This acceleration effect would be particularly acute for investors who purchase Shares at substantial discounts to net asset value.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, pursuant to the election under Code Section 754, the Fund will likely apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments pursuant to Section 754, the Fund will be required to obtain information regarding each holder’s secondary market transactions in Shares. The Fund will seek such information from the record holders of Shares, and, by purchasing Shares, each shareholder will be deemed to have consented to the provision of such information by the record owner of such shareholder’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund will make based on the information it is able to obtain will be effective in eliminating the disparity between a holder’s outside basis in its Shares and its share of inside basis in the Fund’s assets.

Constructive Termination.     The Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Fund Shares within a 12-month period. The Fund’s issuance and redemption of Shares are not treated as sales or exchanges for purposes of this rule. A constructive termination results in the closing of the Fund’s taxable year for the Fund for all holders of Shares. In the case of a shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Cash Distributions.    Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the Shares (see “Federal Income Tax Considerations—U.S. Shareholders—Tax Basis in Fund Shares” below). Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those Shares (see “Federal Income Tax Considerations—U.S. Shareholders—Disposition of Shares” below).

Disposition of Shares.    If a shareholder transfers Shares and such transfer is a sale or other taxable disposition, the shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the shareholder’s adjusted tax basis in the Shares sold. The amount realized will include the shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate shareholders is eligible to be taxed at reduced rates where the Shares sold are held for more than one year. The maximum rate of tax on such capital gain is 20% for individuals. Capital gain of corporate shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate shareholder may also use such losses to offset up to $3,000 per year ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income.

Tax Basis in Fund Shares.    A shareholder’s initial tax basis in Shares will equal the sum of (a) the amount of cash paid by such shareholder for its Shares and (b) such shareholder’s share of the Fund’s liabilities. A shareholder’s tax basis in its Shares will be increased by (a) the shareholder’s share of the Fund’s taxable income, including capital gain, (b) the shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the shareholder’s share of the Fund’s liabilities. A shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the shareholder, (b) the shareholder’s share of the Fund’s losses and deductions, (c) the shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions.    The deductibility of a non-corporate shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses.    In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such shareholder. The Code has imposed additional limitations on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

Passive Activity Income and Loss.    Individuals are subject to certain “passive activity” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or gains from the Fund’s investments will not be available to offset a shareholder’s passive activity losses or passive activity income from other sources.

Tax Reporting by the Fund.    Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund’s Shares. The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting such shareholder’s allocable portion of such tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. Each shareholder by investing in Shares agrees to allow brokers and nominees to report to the Fund its name and address and such other information as may be reasonably requested by the Fund for purposes of complying with its tax reporting obligations.

Treatment of Securities Lending Transactions Involving Shares.    A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the Shares with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from lending their Shares.

Audits and Adjustments to Tax Liability.    Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Fund’s Trust Agreement, the manager has been appointed the “tax matters partner” of the Fund under the Code. The tax matters partner, which is required by the Fund’s Trust Agreement to notify all shareholders of any U.S. Federal income tax audit of the Fund, will have the authority under the Trust Agreement to respond to any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. shareholders. As the tax matters partner, the manager will have the right on behalf of all holders of Shares to extend the statute of limitations relating to the shareholders’ U.S. Federal income tax liabilities with respect to Fund items.

A U.S. Federal income tax audit of the Fund’s information return may result in an audit of the returns of the shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to the Fund as well as to the Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or of an income tax return of a shareholder, might not take a position that differs from the treatment thereof by the Fund. A shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits.    Subject to generally applicable limitations, shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to it or paid by it on behalf of Fund shareholders. If a shareholder elects to claim foreign tax credit, it must include in its gross income, for U.S. Federal income tax purposes, both its share of the Fund’s items of income and gain and also its share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from, interest or other income derived by the Fund. Shareholders may then subtract from their U.S. Federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the shareholder is unable to claim a credit, it must include all amounts described above in income. Shareholders are urged to consult their tax advisors regarding this election and its consequences to them.

Reportable Transactions.    There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. Federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Fund or the shareholders if, for example, (1) a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of redemption) of Shares, or (2) the Fund’s activities result in certain book/tax differences. The tax shelter disclosure rules could also apply in other circumstances. Furthermore, the Fund’s material advisers could be required to maintain a list of persons investing directly or indirectly in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Shareholders are urged to consult their tax advisors regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

Except as described below, the Fund anticipates that a non-U.S. shareholder will not be subject to U.S. Federal income tax on such shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the U.S. In the case of an individual non-U.S. shareholder, such shareholder will be subject to U.S. Federal income tax on gains on the sale of Shares or such shareholder’s distributive share of gains if such shareholder is present in the U.S. for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to U.S. Federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

With respect to derivative transactions, based on current law it is uncertain whether entering into derivative transactions may cause the Fund, and therefore any non-U.S. shareholders, to be treated as engaged in a trade or business within the United States. However, the Treasury Department has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the Fund even if the Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register but also allow the Fund to elect to apply the final regulations retroactively once they are finalized.

To the extent any interest income allocated to a non-U.S. shareholder is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the non-U.S. shareholder will be subject to withholding, provided that the non-U.S. shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns actually or by attribution 10% or more of the voting power of the issuer. Interest income earned by the Fund on its margin account and/or the debt securities managed by the collateral subadviser and allocated to such a foreign shareholder, as well as interest earned by such a shareholder on escrow deposits, will, as a general rule, likewise not be subject to the U.S. Federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign shareholder is connected.

FATCA.    FATCA has significantly changed the reporting requirements of certain non-U.S. persons and strengthened the ability of the U.S. government to determine the ownership of assets that are held by U.S. persons in foreign accounts. Under this legislation, foreign financial institutions and non-financial foreign entities and certain U.S. taxpayers holding foreign financial assets are subject to enhanced reporting, disclosure, certification, withholding, and enforcement. Unless non-U.S. persons comply with applicable reporting requirements concerning their direct and indirect U.S. owners—including, in the case of foreign financial institutions, entering into a disclosure compliance agreement with the U.S. Treasury or complying with legislation or regulations adopted by their home jurisdiction if that jurisdiction has entered into a “Model 1” intergovernmental agreement with the United States to implement FATCA—a 30% withholding tax will be imposed on certain withholdable payments, including payments of U.S.-source dividends or interest and gross proceeds from the sale or disposition after December 31, 2016 of assets that can produce U.S.-source dividends or interest that are paid to certain non-U.S. financial institutions, investment funds and other non-U.S. persons. Non-U.S. shareholders should consult their tax advisors concerning the potential impact of FATCA on them.

Non-U.S. shareholders will be subject to U.S. Federal estate tax on the value of U.S. situs property owned at the time of their death. It is unclear whether partnership interests (such as the interests in the Fund) will be considered U.S. situs property. Accordingly, non-U.S. shareholders may be subject to U.S. Federal estate tax on all or part of the value of their Shares owned at the time of their death.

Non-U.S. shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

The Code allows RICs to invest up to 25% of their assets in qualified PTPs and to treat amounts received from such PTPs as qualifying income under the asset diversification and income source tests applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. The Fund anticipates that it will be a qualified PTP and that at all times such RIC investors may treat their respective shares of the Fund’s income as qualifying income under these rules. Because the Fund’s status as a qualified PTP depends upon the level of the Fund’s income from its commodities futures transactions, however, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. RIC investors are urged to monitor their investment in the Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. Federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund has no current intention of borrowing funds for the purpose of acquiring or holding any investments or otherwise incurring “acquisition indebtedness” with respect to such investments. Therefore, in the absence of such borrowing, a tax-exempt entity would not incur any UBTI by purchasing or subsequently selling Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

The Fund may borrow for temporary or emergency purposes. To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year. In determining the unrelated debt financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% Federal excise tax on any UBTI that it earns. In view of the potential for UBTI, Shares may not be a suitable investment for a charitable remainder trust. Tax exempt investors are urged to consult their own tax advisors concerning UBTI.

Backup Withholding

Pursuant to special “backup withholding” rules, the Fund is required in certain circumstances to withhold on certain payments paid to shareholders of Shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. Federal income tax liability, if any, provided that the required information is furnished to the IRS.

YOU ARE URGED TO CONSULT YOUR TAX ADVISORS CONCERNING ANY INVESTMENT IN SHARES.

OTHER TAX CONSIDERATIONS

You should consider, in addition to the U.S. Federal income tax consequences described above, potential state and local tax considerations applicable to ownership of the Shares. State and local laws often differ from U.S. Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident.

Shareholders will receive only a single tax reporting statement from the Fund in the form of an IRS Schedule K-1. In general, income from the Fund may be taxable in a shareholder’s state or city of residence, but a shareholder should not be required, solely as a result of an investment in the Fund, to file state or local income tax returns in any state or city where the shareholder would otherwise not be subject to state or local income taxes. Shareholders should consult their tax advisors concerning state and local income tax considerations unique to their particular situations.

The Trust Agreement provides that, if the Fund is required to make payments to any Federal, state or local or any foreign taxing authority in respect of any shareholder’s allocable share of income, the amount of such taxes will be considered a loan by the Fund to such shareholder, and such shareholder will be liable for, and will pay to the Fund, any taxes so required to be withheld and paid over by the Fund within ten (10) days after the manager’s request therefor. Such shareholder will also be liable for interest on the amount of taxes paid over by the Fund to the IRS or other taxing authority, from the date of the manager’s request for payment to the date of payment, at the rate of 2.00% over the prime rate as published by the Wall Street Journal from time to time. Any actual distribution by the Fund to such shareholder will be reduced by any obligations owed to the Fund by the shareholder, including the amount of any taxes required to be paid over by the Fund to the IRS or other taxing authority and interest thereon as described above. Amounts, if any, deducted by the Fund from any actual distribution to such shareholder will be treated as an actual distribution to such shareholder for all purposes of the Trust Agreement.

GLOSSARY

In this prospectus, each of the following terms have the meanings set forth after such term:

Authorized Participants:    Entities that can purchase Shares directly from, and redeem Shares directly to, the Fund, and only in Baskets. An Authorized Participant must (1) be a registered broker-dealer or other securities market participant, such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into a Participant Agreement.

Backwardation:    The circumstance whereby the prices of some futures contracts (generally those relating to commodities such as crude oil, heating oil and sugar that are typically consumed immediately rather than stored) have often been higher for contracts with near-term expirations than for contracts with longer-term expirations. When commodities are in “backwardation,” the futures price converges up toward a higher spot price (assuming the spot price remains constant) and long commodity futures investors will earn positive roll yield. The opposite is true for short commodity futures investors: a roll cost is incurred when commodities are in backwardation. In a backwardated market, the roll results in the sale of the expiring futures contract and the purchase of a more distant contract at a lower futures price than the spot price.

Balancing Amount.    The total cash value of the Commodity Futures and Collateral assets and all other assets of the Fund that comprise one Basket. The Balancing Amount must be delivered by an Authorized Participant to the Fund in exchange for a Basket issued by the Fund.

Basket:    A creation of a certain number of Shares of the Fund (typically 50,000) that are issued directly from the Fund to Authorized Participants in exchange for the Balancing Amount. Only Authorized Participants may directly purchase Baskets from, or redeem them directly to, the Fund. Except when aggregated in Baskets, Shares are not redeemable securities.

Break Even:    The approximate dollar amount and percentage the Fund must earn after one year for investors who purchase Shares to offset the costs applicable to an investment.

CEA:    Commodity Exchange Act. An act passed in 1936 by the U.S. government that provides Federal regulation of all futures trading activities. This act replaced the Grain Futures Act of 1922. In 2000, the CEA was amended by the Commodity Futures Modernization Act and in 2010, the CEA was amended by the Dodd-Frank Act.

CFTC:    Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Clearing Broker:    The entity responsible for assuring that futures trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trades took place.

Clearing House:    Any clearing association, corporation or other entity that, with respect to a derivatives contract, enables each party to such contract to substitute, through novation, the credit of the clearing house for the credit of the parties, arranges or provides, on a multilateral basis, for the settlement or netting of obligations resulting from such contracts, or otherwise provides clearing services or arrangements that mutualize or transfer among participants in the clearing house the credit risk arising from such contracts.

Closed-end Commodity Pool:    Closed-end commodity pools raise capital issuing a fixed number of shares (which are not redeemable) from the fund through an initial public offering and then are listed and traded on a national stock exchange. As a commodity pool, they invest in commodity futures contracts or options on commodity futures contracts. Unlike open-end funds, new shares/units in a closed-end commodity pool are not created by managers to meet demand from investors.

Code:    The Internal Revenue Code of 1986, as amended.

Collateral:    Collateral assets typically consist of U.S. government securities and other short-term, high grade fixed income securities and cash equivalents that serve to collateralize the Fund’s futures contracts.

Commodity Broker:    The entity responsible for holding the client’s funds deposited with it as margin for trades and, if the commodity broker is also a clearing commodity broker, for assuring that futures trades for a client are properly processed and recorded or “cleared” by the clearing house affiliated with the exchange on which the trades took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

Commodity Pool:    An enterprise in which several investors contribute funds in order to trade commodity futures contracts or options on commodity futures contracts, collectively.

Computer-Driven Algorithmic Trading:    The use of computer programs for entering trading orders with the computer algorithm deciding on aspects of the order such as the timing, price, or quantity of the order.

CPO or Commodity Pool Operator:    Any person engaged in a business which is of the nature of a commodity pool, investment trust, syndicate, or similar form of enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of investing in any commodity for future delivery or commodity option thereon or swap.

CTA or Commodity Trading Advisor:    Any person who for compensation or profit engages in the business of advising others, either directly or through publications or writing, or electronic media, as to the value or the advisability of investing in any contract of sale of a commodity for future delivery or commodity option thereon or swap.

Dodd-Frank Act:    The Dodd-Frank Wall Street Reform and Consumer Protection Act. Signed into law on July 21, 2010.

DTC:    The Depository Trust Company. DTC acts as the securities depository for the Shares.

Exchange-Traded Fund or ETF:    A fund that, unlike typical open-end mutual funds that have their net asset value (NAV) calculated once at the end of a trading day, trades like a common stock on a stock exchange and therefore experiences price changes throughout the day as its shares are bought and sold.

Forward Contract:    A supply contract between principals, not necessarily traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

Fully Collateralized:    The Fund is not leveraged and will maintain as collateral U.S. government securities and other short-term, high grade fixed income securities and cash equivalents, in an aggregate amount at least equal to the full notional value of its commodity investments.

Fund:    Nuveen Gresham Diversified Commodity ETF, a Delaware statutory trust.

Futures Contract:    A standardized contract traded on an exchange that calls for the future delivery or cash settlement of a specified quantity of a commodity at a specified time and place.

Gresham:    Gresham Investment Management LLC, acting through Gresham NTA, in its capacity as the commodity subadviser to the Fund.

Gresham LLC:    Gresham Investment Management LLC, a Delaware limited liability company, is registered with the CFTC as a commodity trading advisor and a commodity pool operator and is registered with the SEC as an investment adviser.

Gresham NTA:    The Near Term Active division of Gresham LLC.

Gresham TSM:    The Term Structure Monetization division of Gresham LLC.

Independent Committee:    The Independent Committee is comprised of four members who are unaffiliated with the manager, and fulfills the audit committee and nominating committee functions for the Fund as well as any other functions required under NYSE MKT (or NYSE Arca) listing standards or as set forth in the Trust Agreement.

Investor:    Beneficial owner of the Shares.

Limited Liability Company or LLC:    A type of business ownership combining several features of corporation and partnership structures.

Long Position:    The Fund’s commodity futures contracts may be invested on a long basis seeking to profit from potential increases in commodity prices.

Manager or NCAM:    Nuveen Commodities Asset Management, LLC, a Delaware limited liability company, the Fund’s registered Commodity Pool Operator.

Margin:    A good faith deposit to secure the performance under a futures contract.

Momentum:    The persistence of trends in commodities prices is often referred to as momentum. The central principle of a persistence or momentum investment process is that if the price of an asset is rising (or falling), it is expected to continue to do so. Momentum rules may be used to determine if exposure to a particular constituent futures contract should be held at current target weightings or reduced by half.

Net Asset Value or NAV:    Net Asset Value of the Fund.

NFA:    National Futures Association, a self-regulatory membership organization that regulates the commodity industry of which NCAM is a member.

Notional Value:    The contract values of the long commodity futures contracts that the Fund purchases. For instance, if the Fund purchases a futures contract for 100 troy ounces of gold on the Comex Division of the New York Mercantile Exchange in a particular delivery month at $1,000 per ounce, the notional value of that contract, or the Fund’s obligation to pay for delivery of the gold if the Fund stands for delivery, is $100,000.

Nuveen Asset Management:    Nuveen Asset Management, LLC, a Delaware limited liability company, is registered as an investment adviser and serves as the collateral subadviser to the Fund.

PTP:    Publicly Traded Partnership.

Roll:    Replacing expiring futures contracts with more distant contracts to avoid taking physical delivery of a commodity.

Roll Yield/Cost:    The return generated (or cost incurred) from the difference in price between an expiring futures contract and the more distant futures contract that replaces it.

Rules-Based:    The Fund will manage its commodity investments consistent with program rules derived from the commodity subadviser’s proprietary investment strategy.

SEC:    United States Securities and Exchange Commission.

Secondary Market:    The stock exchanges and the over-the-counter market represent the secondary market. Securities are first issued directly from the Fund as a primary offering to Authorized Participants in large blocks of shares. When such blocks are divided and individual securities are sold by an Authorized Participant to general investors, the issues trade in the secondary markets.

Section 1256 Contracts:    Includes certain regulated futures contracts, certain non-equity options, and certain non-U.S. currency forward contracts which generate gains (losses) that are characterized as 60% long-term capital gains (losses) and 40% short-term capital gains (losses).

Shares:    Unit of fractional undivided beneficial interest in and ownership of the Fund.

Spot Price:    The price that is quoted for immediate (spot) settlement (payment and delivery).

Subadvisers:    A collective term to refer to both the collateral subadviser and the commodity subadviser.

Total Return:    A fully collateralized commodity futures strategy generates total returns from three sources: (i) “price return” that results from changes in futures prices; (ii) “roll yield” that results from replacing or rolling an expiring contract with a further out contract (at a lower price) in order to avoid physical delivery yet maintain positions in the futures markets; and (iii) interest income and gains, if any, on its collateral investments.

Tracking Error:    The extent to which the daily net asset value of the Fund does not track the Index.

Treasury Regulations:    Treasury Regulations promulgated under the Code.

Trustee:    Wilmington Trust Company.

UBTI:    Unrelated Business Taxable Income.

Whipsaw Risk:    Whipsaw risk is the risk that commodity price trends will change adversely to positions taken by the Fund. Price momentum is an important factor in determining the Fund’s exposure to commodities—causing the Fund to either maintain its exposure in accordance with target weightings or reduce its exposure by half of the applicable target weighting. As a result, “whipsaw” markets, in which significant price movements develop but then unexpectedly reverse, could cause losses to the Fund.

You:    The owner of Shares.

Nuveen Gresham Diversified Commodity ETF

PROSPECTUS

            , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the issuance and distribution of the securities being registered are as set forth in the following table:

Securities and Exchange Commission Registration Fee		$5,810
Exchange Listing Fees	$	*
Legal Fees and Expenses	$	*
Printing and Engraving Expenses	$	*
Audit	$	*
Professional Fees	$	*
Miscellaneous	$	*

Total	$	*

*	To be provided by amendment

Item 15.	Indemnification of Directors and Officers

The Third Amended and Restated Trust Agreement of the Fund (the “Trust Agreement”) filed as an exhibit to this Registration Statement, as amended from time-to-time, provides that each individual Trustee (and any other person performing services on the Fund’s behalf and acting within the scope of an individual Trustee’s authority), the Trustee and the manager (and any of its affiliates performing services on the Fund’s behalf and acting within the scope of the manager’s authority) will be indemnified by the Fund (including without limitation indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Fund, provided that such liability or loss was not the result of actual fraud or willful misconduct on the part of such party. However, indemnification arising out of an alleged violation of Federal and state securities laws is limited as discussed in the prospectus.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by the Fund in advance if the indemnitee undertakes to repay such amounts upon a determination by a court of competent jurisdiction in a final, non-appealable proceeding that the indemnitee is not entitled to indemnification.

Item 16.	Exhibits

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

3.1	Form of Third Amended and Restated Trust Agreement of the Fund.

4.1	Form of Participant Agreement.*

5.1	Opinion of Morris, Nichols, Arsht & Tunnell LLP as to legality.*

8.1	Opinion of K&L Gates LLP with respect to Federal income tax consequences.*

10.1	Commodity Sub-Advisory Agreement.(1)

10.2	Collateral Sub-Advisory Agreement.(1)

10.3	Custodian Agreement.(1)

10.4	Shareholder Transfer Agency and Service Agreement.(1)

10.5	Investment Management Agreement.(1)

10.6	Form of Futures Account Agreement.

23.1	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1).*

23.2	Consent of K&L Gates LLP as tax counsel is included as part of Exhibit 8.1*

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

*	To be filed by amendment.

(1)	Filed on November 12, 2010 with Registrant’s Form 10-Q (File No. 001-348479) and incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3, Form SF–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 30, 2015.

Nuveen Diversified Commodity Fund

By:	Nuveen Commodities Asset Management, LLC
its manager

By:	/s/ William Adams IV
President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Nuveen Commodities Asset Management, LLC Manager of Registrant

/s/ William Adams IV
President
(Principal Executive Officer) November 30, 2015

/s/ Stephen D. Foy
Chief Financial Officer (Principal Financial and Accounting Officer) November 30, 2015